UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
MOVADO GROUP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MOVADO GROUP, INC.
650 From Road, Ste. 375
Paramus, New Jersey 07652-3556
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 22, 2023
The 2023 Annual Meeting of Shareholders of Movado Group, Inc. will be held on Thursday, June 22, 2023 at 10:00 a.m., Eastern time. Based on the positive experiences of the past three years and to allow all of our shareholders, regardless of their physical location, to participate more easily in the meeting, the annual meeting once again will be held entirely online. You will be able to attend and participate in the annual meeting online by visiting www.virtualshareholdermeeting.com/MOV2023, where you will be able to listen to the meeting live, submit questions, and vote. To be admitted to the virtual meeting, eligible persons must enter the 16-digit control number found on their proxy card, voting instruction form, or notice of internet availability of proxy materials. If your shares are held in “street name” through a broker, bank or other nominee, you may obtain your control number by contacting them. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the technical support number posted on the Annual Meeting website. The technical support number will be available at least 15 minutes before the start of the meeting.
We encourage shareholders to visit the www.virtualshareholdermeeting.com/MOV2023 website for the most up-to-date information on the Annual Meeting, any procedures and limitations concerning attendance, and instructions on how to vote and ask questions during the Annual Meeting. Whether or not shareholders plan to attend the virtual-only Annual Meeting, we urge shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in these proxy materials.
The 2023 Annual Meeting of Shareholders is being held for the following purposes:
1.	To elect eight directors to serve on the Board of Directors until the next Annual Meeting and until their successors are elected and qualified.
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024.
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the proxy statement under “Executive Compensation.”
4.	To select, on an advisory basis, the frequency of the advisory shareholder vote on the compensation of the Company’s named executive officers.
5.	To approve the 1996 Stock Incentive Plan, as amended and restated, effective April 4, 2023.
6.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Holders of the Company’s Common Stock and Class A Common Stock of record at the close of business on April 25, 2023 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any postponements or adjournments thereof.
Again this year, we will furnish proxy materials to our shareholders via the Internet in order to expedite shareholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.
Accordingly, we are mailing to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to shareholders for the fiscal year ended January 31, 2023 via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.
Dated: May 11, 2023	By order of the Board of Directors /s/ Mitchell C. Sussis Secretary and General Counsel
Your vote is important. Regardless of whether you plan to attend the Annual Meeting, please follow the instructions you received to vote your shares as soon as possible, to ensure that your shares are represented at the Annual Meeting. Shareholders of record, or beneficial shareholders named as proxies by their shareholders of record, who attend the meeting may vote their shares during the meeting, even though they have sent in proxies or voted online.

MOVADO GROUP, INC.

PROXY STATEMENT
Annual Meeting of Shareholders of Movado Group, Inc. to be held on Thursday, June 22, 2023

Some Questions You May Have Regarding This Proxy Statement
What is the purpose of these materials?
The Board of Directors (the “Board of Directors”) of Movado Group, Inc. (the “Company”) is soliciting proxies for our 2023 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 22, 2023 at 10:00 a.m., Eastern time, in virtual format only at www.virtualshareholdermeeting.com/MOV2023. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly-paid executive officers, and other required information. Our annual report to shareholders for the fiscal year ended January 31, 2023 is available to review with this proxy statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this proxy statement and the enclosed form of proxy) to our shareholders on or about May 11, 2023.
What proposals will be voted on at the Annual Meeting?
The five matters scheduled to be voted on at the Annual Meeting are:
1.	The election of eight directors to serve on the Board of Directors;
2.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024;
3.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the proxy statement under “Executive Compensation;”
4.	The selection, on an advisory basis, of the frequency of the advisory shareholder vote on the compensation of the Company’s named executive officers; and
5.	The approval of the 1996 Stock Incentive Plan, as amended and restated, effective April 4, 2023.
In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
Who can vote at the Annual Meeting?
Anyone owning shares of the Company’s Common Stock and/or its Class A Common Stock at the close of business on April 25, 2023, the record date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.
Who is asking me for my vote?
The Company is soliciting your proxy on behalf of the Board of Directors and has retained Broadridge Investor Communications Solutions, Inc. (“Broadridge”), professional proxy solicitors, to assist with the solicitation. We will pay the entire cost of this proxy solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Material and the Proxy Statement and Broadridge’s fee, which we expect to be less than $10,000.
What are my voting rights?
Each share of Common Stock is entitled to one vote and each share of Class A Common Stock is entitled to 10 votes on each matter properly presented at the Annual Meeting. At the close of business on April 25, 2023, the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 15,615,817 shares of Common Stock outstanding and 6,524,805 shares of Class A Common Stock outstanding. The Common Stock and the Class A Common Stock are hereinafter referred to together as the

“Capital Stock.” A list of all shareholders as of the record date will be available during ordinary business hours at the Company’s principal place of business located at 650 From Road, Ste. 375, Paramus, NJ 07652-3556, from the Secretary of the Company, at least 10 days before the Annual Meeting and will also be available at the Annual Meeting.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
1.	FOR the election of each of the director nominees;
2.	FOR the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year;
3.	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the proxy statement under “Executive Compensation;”
4.	FOR the selection, on an advisory basis, of 1 YEAR for the frequency of the advisory shareholder vote on the compensation of the Company’s named executive officers; and
5.	FOR the approval of the 1996 Stock Incentive Plan, as amended and restated, effective April 4, 2023.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Where can I view the proxy materials on the Internet?
The Notice provides you with instructions on how to:
•	view proxy materials for the Annual Meeting via the Internet; and
•	instruct the Company to send future proxy materials to you by email.
You can also view the proxy materials for the Annual Meeting online at www.movadogroup.com by clicking on Investors and then Annual Report & Proxy Materials.
How do I vote?
If you are a shareholder on the record date, you may vote in advance of the meeting by following the instructions for voting on the Notice. If you receive paper copies of these proxy materials, you can vote in advance of the meeting by completing, signing and dating your proxy card and returning it in the enclosed envelope. Alternatively, you may attend the Annual Meeting and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/MOV2023 and entering the 16-digit control number included in your Notice, voting instruction form, or proxy card. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the technical support number posted on the Annual Meeting website. The technical support number will be available at least 15 minutes before the start of the meeting. If you vote in advance online, by phone or by mailing in a proxy card, you may still attend the Annual Meeting and vote during the meeting, but, in that case, only the votes you enter during the meeting will count.

Can I change my vote after I have delivered my proxy?
Yes. You may change your vote at any time before voting concludes at the Annual Meeting by:
•	providing another proxy, or using any of the available methods for voting, with a later date;
•	notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
•	voting at www.virtualshareholdermeeting.com/MOV2023 during the Annual Meeting.
What is a quorum?
For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the outstanding shares of Capital Stock owned by shareholders on the record date. There must be a quorum present in person or represented by proxy for the Annual Meeting to be held. Broker non-votes (as further described below) and abstentions will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting.
What is broker “discretionary” voting?
Under the rules of the New York Stock Exchange (“NYSE”), brokers who have transmitted proxy materials to customers will have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters,” but brokers may not vote such shares on “non-routine matters” without voting instructions.When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Broker non-votes can therefore have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present. Non-routine matters include the election of directors, the approval of the 1996 Stock Incentive Plan, as amended and restated, effective April 4, 2023, and the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers and of the selection of the frequency of the advisory vote on executive compensation. Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of these non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 2).
How are matters presented at the Annual Meeting approved?
Directors are elected by a plurality of the votes cast at the Annual Meeting. Approval of each of the proposals to: (i) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2024, (ii) approve, on an advisory basis, the compensation of the Company’s named executive officers and (iii) approve the 1996 Stock Incentive Plan, as amended and restated, effective April 4, 2023 requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Capital Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The advisory vote on the frequency of future advisory votes on executive compensation asks shareholders to specify one of three choices for this proposal: one year, two years or three years. Shareholders may also abstain from voting on this matter. The frequency option receiving the greatest number of votes will be considered the preferred frequency of our shareholders.
With respect to the aforementioned proposals, abstentions will not be counted as votes cast in accordance with New York law. For this reason, abstentions and broker non-votes will have the effect of votes against (i) the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2024; (ii) the proposal to approve the compensation of the Company’s named executive officers; and (iii) approval of the 1996 Stock Incentive Plan, as amended and restated, effective April 4, 2023. Abstentions and broker non-votes will have no effect on (i) the election of directors or (ii) the advisory vote on the frequency of future advisory votes on executive compensation.

May I vote confidentially?
Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.
Who will count the votes?
A representative of Broadridge will count the votes and act as the inspector of election for the Annual Meeting.
What if additional matters are presented to the Annual Meeting?
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Mitchell C. Sussis, our General Counsel and Corporate Secretary, and to Sallie A. DeMarsilis, our Chief Operating Officer and Chief Financial Officer, to vote on such matters at his or her discretion.
Where can I find the voting results from the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.
How can I obtain information about the Company?
A copy of our fiscal 2023 Annual Report on Form 10-K is available on our website at www.movadogroup.com. Shareholders may also obtain a free copy by sending a request in writing to Mitchell C. Sussis, Corporate Secretary, at the Company’s address set forth in the Notice.
When are shareholder proposals due for consideration at next year’s annual meeting?
Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for shareholder proposals to be considered for inclusion in the proxy statement for the 2024 Annual Meeting, they must be submitted in writing to our Corporate Secretary at Movado Group, Inc., 650 From Road, Ste. 375, Paramus, NJ 07652-3556, on or before January 12, 2024. In addition, our by-laws provide that, for directors to be nominated or other proposals to be properly presented at the 2024 Annual Meeting, an additional notice of any nomination or proposal must be received by us not less than 60 days nor more than 90 days before the Annual Meeting. If less than 70 days’ notice of our 2024 Annual Meeting is given, then to be timely, the notice by the shareholder must be received by us not later than the close of business on the tenth day following the day on which the first public announcement of the date of the 2024 Annual Meeting is made or the notice of the meeting is mailed, whichever occurs first. In addition to satisfying the deadlines in the advance notice provisions of our by-laws, shareholders who intend to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required by Rule 14a-19 under the Exchange Act to the Company Secretary at the address noted above no later than April 23, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the number of shares of the Company’s Class A Common Stock and Common Stock beneficially owned as of April 25, 2023 (except as otherwise noted in footnotes 2, 3, 4 and 5) by (i) each shareholder known by the Company to beneficially own more than 5% of the outstanding shares of either the Class A Common Stock or the Common Stock, (ii) each current director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all current executive officers and directors as a group.
	Shares of Class A Common Stock Beneficially Owned(1)	Shares of Common Stock Beneficially Owned(1)	Percent of Outstanding Shares of Capital Stock
Name of Beneficial Owner			Class A Common Stock(1)	Common Stock(1)	Percent of Total Voting Power(1)
BlackRock Inc.(2)	—	2,645,421	*	16.63%	3.26%
Royce & Associates, LP(3)	—	1,736,668	*	10.92%	2.14%
Dimensional Fund Advisors LP(4)	—	1,261,546	*	7.93%	1.55%
The Vanguard Group, Inc.(5)	—	1,197,796	*	7.53%	1.48%
Peter A. Bridgman	—	38,864	*	*	*
Vivian D’Elia(6)	—	25,659	*	*	*
Sallie A. DeMarsilis(7)	—	180,213	*	1.13%	*
Alexander Grinberg(8)	395,509	36,028	6.06%	*	4.92%
Efraim Grinberg(9)	5,422,918	195,236	83.11%	1.23%	67.06%
Alan H. Howard	—	50,982	*	*	*
Richard Isserman	—	16,962	*	*	*
Ann Kirschner	—	8,897	*	*	*
Maya Peterson	—	3,286	*	*	*
Stephen Sadove	—	23,715	*	*	*
Behzad Soltani(10)	—	102,334	*	*	*
Mitchell C. Sussis(11)	—	15,054	*	*	*
All executive officers, directors and director nominees as a group (12 persons)(12)	5,731,944	665,804	87.85%	4.18%	71.45%
*	Denotes less than one percent
The address for Messrs. Bridgman, A. Grinberg, E. Grinberg, Howard, Isserman, Sadove, Soltani, and Sussis and for Mses. D’Elia, DeMarsilis, Kirschner and Peterson is c/o Movado Group, Inc., 650 From Road, Ste. 375, Paramus, New Jersey 07652-3556.
(1)
Although each share of Class A Common Stock is convertible at any time into one share of Common Stock, the shares of Common Stock shown as beneficially owned by each of the persons or groups listed in the table above do not include the shares of Common Stock deemed to be beneficially owned by such persons or groups as a result of beneficial ownership of shares of Class A Common Stock, which shares are shown in a separate column. The percentage of outstanding shares of Common Stock shown as beneficially owned by each of the persons or groups in the table above is shown on the same basis. In calculating the percent of total voting power held by each person or group, the voting power of shares of Common Stock (one vote per share) and Class A Common Stock (10 votes per share) has been aggregated. Except as otherwise indicated, the persons listed have advised the Company that they have sole voting power and sole dispositive power with respect to the shares of Class A Common Stock and of Common Stock indicated as owned by them.

(2)
On January 23, 2023, in a filing on Schedule 13G under the Exchange Act, BlackRock Inc. reported beneficial ownership as of December 31, 2022 of 2,645,421 shares of Common Stock. It reported having sole voting power as to 2,613,565 of such shares, shared voting power as to none of such shares, and sole dispositive power as to all of such shares. It also reported that all of the shares of Common Stock that it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
On January 24, 2023, in a filing on Schedule 13G under the Exchange Act, Royce & Associates, LP (“R&A”) reported beneficial ownership as of December 31, 2022 of 1,736,668 shares of Common Stock, as to all of which it has sole dispositive power and sole voting power. R&A reported that all of such shares were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. R&A’s address is 745 Fifth Avenue, New York, NY 10151.

(4)
On February 10, 2023, in a filing on Schedule 13G under the Exchange Act, Dimensional Fund Advisors LP (“DFA”) reported beneficial ownership as of December 31, 2022 of 1,261,546 shares of Common Stock, as to all of which it has sole dispositive power. DFA reported having sole voting power as to 1,241,0311 of the shares and shared voting power as to none of the shares. DFA also reported that all of such shares were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of DFA is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(5)
On February 9, 2023, in a filing on Schedule 13G under the Exchange Act, The Vanguard Group, Inc. (“Vanguard”) reported beneficial ownership as of December 31, 2022 of 1,197,796 shares of Common Stock, as to which it reported having shared voting power in respect of 22,584 shares; shared dispositive power in respect of 37,055 shares; sole voting power in respect of none of such shares; and sole dispositive power in respect of 1,160,741 shares. Vanguard reported that all of such shares were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. Vanguard’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)
The total number of shares of Common Stock reported as beneficially owned by Ms. D’Elia includes 5,860 shares which she has the right to acquire by the exercise of options under the Company’s Stock Plan.

(7)
The total number of shares of Common Stock reported as beneficially owned by Ms. DeMarsilis includes 140,344 shares which she has the right to acquire by the exercise of options under the Company’s Stock Plan, including 100,000 options vesting June 16, 2023.

(8)
The total number of shares of Class A Common Stock beneficially owned by Mr. A. Grinberg includes 75,191 shares of Class A Common Stock and 25,000 shares of Common Stock owned by the Grinberg Family Foundation. As one of three directors of the Grinberg Family Foundation (along with Mr. E. Grinberg and their sister Miriam Phalen), Mr. A. Grinberg may be deemed to have shared voting and dispositive power over the shares owned by such foundation. Mr. A. Grinberg’s total also includes 11,292 shares of Class A Common Stock and 6,426 shares of Common Stock held by a trust for the benefit of Mr. A. Grinberg of which Mr. A. Grinberg is co-trustee with Mr. E. Grinberg and Susan Teicher and over which Mr. A. Grinberg may therefore be deemed to have shared voting and dispositive power. Mr. A. Grinberg disclaims beneficial ownership as to the shares of Class A Common Stock and Common Stock held by the trust of which he is a trustee and the foundation for which he is a director, except, in each case, to the extent of his pecuniary interest therein. In addition, Mr. A. Grinberg is a limited partner in Grinberg Partners L.P. (“GPLP”), a Delaware limited partnership that owns 3,055,640 shares of Class A Common Stock, and is also the trustee of a grantor annuity trust that is a limited partner in Grinberg Partners II L.P. (“GPLPII”), a Delaware limited partnership that owns 293,181 shares of Class A Common Stock. However, the 3,348,821 combined shares of Class A Common Stock owned by GPLP and GPLPII are not included in Mr. A. Grinberg’s total in this beneficial ownership table since voting and dispositive power over these shares is controlled by Grinberg Group Partners, a Delaware general partnership (“GGP”) that is the general partner of GPLP and GPLPII.

(9)
Of the shares of Common Stock reported as beneficially owned by Mr. E. Grinberg: 27,000 are shares which Mr. E. Grinberg has the right to acquire by the exercise of options under the Company’s Stock Plan; 6,425 are shares of Common Stock held by a remainder trust for the benefit of Mr. E. Grinberg (“EG Remainder Trust”), for which trust Mr. E. Grinberg is co-trustee together with Susan Teicher with whom he shares voting and dispositive power; 12,852 are shares of Common Stock held by remainder trusts for the benefit of Miriam Phalen and Mr. A. Grinberg (“MP/AG Remainder Trusts”), for which trusts Mr. E. Grinberg is co-trustee together with Susan Teicher and Ms. Phalen or Mr. A. Grinberg, as the case may be, and over which shares Mr. E. Grinberg may therefore be deemed to have shared voting and dispositive power; 20,000 are shares of Common Stock held by the Efraim Grinberg Family Foundation for which Mr. E. Grinberg is one of two directors (the other being Susan Teicher) with shared voting and dispositive power; and 25,000 are shares of Common Stock held by the Grinberg Family Foundation. Mr. E. Grinberg is one of three directors of the Grinberg Family Foundation (along with Ms. Phalen and Mr. A. Grinberg) and therefore may be deemed to have shared voting and dispositive power over the shares owned by that foundation. Included in Mr. E. Grinberg’s total number of shares of Class A Common Stock are: an aggregate of 563,306 shares held by several trusts for the benefit of Mr. E. Grinberg’s siblings and himself, of which trusts Mr. E. Grinberg is sole trustee; and 171,285 shares held by three testamentary trusts for the benefit of the children of Mr. E. Grinberg’s siblings, of which trusts he is sole trustee. As sole trustee of the foregoing trusts, Mr. E. Grinberg has sole investment and voting power with respect to the Class A Common Stock held in such trusts. In addition, the number of shares of Class A Common Stock reported for Mr. E. Grinberg also includes: an aggregate of 862,940 shares held by several trusts for the benefit of Mr. E. Grinberg’s siblings and himself; 855 shares held by a trust for the benefit of Mr. E. Grinberg’s nephew; and 11,291 shares held by the EG Remainder Trust. Mr. E. Grinberg is co-trustee with Susan Teicher for each of these trusts and, as co-trustee, Mr. E. Grinberg has shared voting and dispositive power, together with Ms. Teicher, with respect to the Class A Common Stock held in such trusts. The number of shares of Class A Common Stock reported for Mr. E. Grinberg also includes 22,584 shares held by the MP/AG Remainder Trusts. The total number of shares of Class A Common Stock beneficially owned by Mr. E. Grinberg also includes 3,055,640 shares owned by GPLP, 293,181 shares owned by GPLPII, 75,191 shares owned by the Grinberg Family Foundation and 23,000 shares owned by the Efraim Grinberg Family Foundation. As the managing partner of GGP (the general partner of GPLP), Mr. E. Grinberg shares with GGP and GPLP voting and dispositive power with respect to the 3,055,640 shares of Class A Common Stock held directly by GPLP. As the managing partner of GGP (the general partner of GPLPII), Mr. E. Grinberg also shares voting and dispositive power with GGP and GPLPII with respect to the 293,181 shares of Class A Common Stock held directly by GPLPII. Mr. E. Grinberg disclaims beneficial ownership as to the shares of Class A Common Stock and Common Stock held by GPLP, GPLPII, the trusts of which he is a trustee and the foundations for which he is a director, except, in each case, to the extent of his pecuniary interest therein.

(10)
The total number of shares of Common Stock reported as beneficially owned by Mr. Soltani includes 100,000 shares which he has the right to acquire by the exercise of options under the Company’s Stock Plan that vest on June 16, 2023.

(11)
The total number of shares of Common Stock reported as beneficially owned by Mr. Sussis includes 11,151 shares which he has the right to acquire by the exercise of options under the Company’s Stock Plan.

(12)	Excludes double counting of shares deemed to be beneficially owned by more than one person.

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors hold office until the next annual meeting of shareholders and until the election and qualification of their successors. Under the Company’s by-laws, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not less than three. The Board of Directors currently consists of eight directors, including four Caucasian males, one Caucasian female, two Hispanic males and one Black female.
All of the nominees are members of the present Board of Directors. If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s by-laws. Directors will be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. Abstentions will not be counted for purposes of the election of directors. The Board of Directors recommends that shareholders vote FOR the election of the nominees listed below.
Name	Age	Director Since	Position
Peter A. Bridgman	71	2014	Director and Audit Committee Chair
Alex Grinberg	60	2011	Senior Vice President Customer Experience; Director
Efraim Grinberg	65	1988	Chair of the Board of Directors and Chief Executive Officer; Director
Alan H. Howard	63	1997	Lead Director and Compensation and Human Capital Committee Chair
Richard Isserman	88	2005	Director
Ann Kirschner	72	2019	Director and Nominating, Governance and Corporate Responsibility Committee Chair
Maya Peterson	43	2022	Director
Stephen Sadove	71	2018	Director
Except for Efraim Grinberg and Alex Grinberg, who are brothers, there are no family relationships between any of the Company’s directors. There are no arrangements between any director and any other person pursuant to which any of them was elected a director.
Peter A. Bridgman served as Senior Vice President and General Auditor at PepsiCo Inc. before his election to the Board of Directors of the Company in February 2014. From 2000 to 2011, Mr. Bridgman was SVP and Controller at PepsiCo Inc., during which time he led the financial reporting and control functions for the $67 billion global consumer products company, ensuring best practice governance and regulatory compliance around the world. From 1992 to 2000, Mr. Bridgman served as SVP and Controller of Pepsi Bottling Group and from 1985 to 1992, he held positions of increasing responsibility at Pepsi International. Prior to that, Mr. Bridgman spent 12 years at KPMG where he had global client audit responsibilities. Mr. Bridgman served on the board of Alltel Corporation, a $10 billion wireless provider acquired by Verizon in 2009, and Pepsi Bottling Ventures, an $800 million private beverage manufacturer. He received a B.S. in Economics and Accounting from Bristol University in England, and is both a Certified Public Accountant in the United States and a Chartered Accountant in England. Mr. Bridgman’s extensive experience in financial reporting and internal control and his background in public accounting qualify him for service on our Board of Directors and provide the Board of Directors with additional expertise in these areas.
Alex Grinberg joined the Company in December 1994 as a territory manager for the Movado brand and was promoted to Vice President of International Sales for the Concord brand in June 1996. From February 1999 through October 2001 he was stationed in the Far East, developing Movado Group brands in Hong Kong and Japan. Beginning in November 2001 he held a number of positions of increasing responsibility within the Concord brand in the United States until November 2010, when he was appointed Senior Vice President of Customer/Consumer Centric Initiatives. In 2020, Mr. Grinberg was appointed Senior Vice President of Customer Experience with responsibility for developing and implementing strategies to improve customer experience and recommending best practices to ensure that Company decisions align with our customers’ needs. Mr. A. Grinberg’s many years with the Company, during which time he has held a number of positions in sales and brand management, and his international experience, make him well qualified for service on the Board of Directors.
Efraim Grinberg has served as Chair of the Board of Directors and the Company’s Chief Executive Officer since 2009. Mr. E. Grinberg’s more than three decades of experience in the watch industry and in a variety of positions at the Company during this period of its growth provides him with extensive knowledge of the Company’s brands, markets, competitors, customers and other aspects of its business and the industry as a whole and qualifies him for service on the Board of Directors. Additional biographical information regarding Mr. E. Grinberg can be found under “Executive Officers,” below.
Alan Howard is the Managing Partner of Heathcote Advisors LLC, which he formed in March 2008 and which provides financial advisory services as well as makes principal investments. Since April 2022, Mr. Howard has served on the board of directors of New England Expert Technologies Corporation, a privately held company that manufactures complicated, close tolerance parts and assemblies, where he also serves on the board’s compensation committee. Since April 2018, Mr. Howard has served on the board of directors of the BNY Mellon Family of Funds (formerly The Dreyfus Family of Funds), a number of equity, fixed income and money market funds managed by investment advisor BNY Mellon Investments, where he also serves as chair of the board’s audit committee and a member of the board’s compensation and nominating committees. From March 2020 through April 2021, Mr. Howard also served on the board of directors of Diamond Offshore Drilling (NYSE:DO), a global provider of contract drilling services to the energy industry, where he also served as Lead Director and chair of the audit committee as well as a member of the executive and finance committees. From 2012 through 2019, Mr. Howard was a member of the board of directors of Dynatech/MPX Holdings LLC, a global supplier and service provider of U.S. military aircraft parts, and held executive positions with that company and its subsidiaries. From 2008 through 2010 he was Managing Partner of advisory firm S3 Strategic Advisors LLC. From June 2006 through July 2007, Mr. Howard was a Managing Director of Greenbriar Equity Group LLC, a private equity firm. Prior to June 2006, Mr. Howard was a Managing Director of Credit Suisse First Boston LLC, an international financial services firm which he joined in 1985. Mr. Howard’s broad experience in corporate governance, organizational management and investment banking make him well qualified for service on the Board of Directors.
Richard Isserman had a distinguished career of nearly 40 years with KPMG LLP and, for 26 years, served as Audit Partner in KPMG’s New York office. He also led KPMG’s real estate audit practice in New York and was a member of the firm’s SEC Reviewing Partner’s Committee. Mr. Isserman retired from KPMG in June 1995. He is a licensed New York State CPA. Based on his years of demonstrated leadership in the field of public accounting, Mr. Isserman provides our Board of Directors with in-depth knowledge and experience in financial, accounting and risk management issues.
Ann Kirschner is an educator, consultant, and writer. Since 2006 she has been associated with The City University of New York, where she is University Professor, having previously served as Dean of Macaulay Honors College, and Strategic Advisor to the Chancellor. Ms. Kirschner is also President and Founder of Comma Communications, which provides advisory services for institutions and organizations focused on innovation in media, technology and education. A pioneer in digital technology and media and a veteran of four start-ups in cable, satellite, and online, she was the first digital strategist for the National Football League, where she launched NFL.COM and NFL SUNDAY TICKET. Ms. Kirschner serves on the boards of Strategic Cyber Ventures and Noodle Partners. She is Vice Chair of Arizona State University’s EdPlus; a trustee of the Paul and Daisy Soros Foundation, Footsteps and nycFIRST; co-chair of the Princeton University Graduate School Leadership Council; a former trustee of Princeton University; and a member of the advisory boards of Chegg, ShortTok and WorldQuant University. Ms. Kirschner’s extensive experience in education and digital technology adds an important perspective to the Board as the Company continues to invest in online marketing and technology and makes her well qualified for service on the Board of Directors.
Maya Peterson currently serves as Vice President, Insights & Strategy at Universal Music Group for Brands. Additionally, she serves as a Senior Advisor to Influence Change, a nonpartisan organization focused on voter justice. She has held both of these positions since 2020. From 2013 through 2020, Ms. Peterson held senior marketing positions at Viacom CBS, and before that held brand and marketing roles at several other consumer products and services companies. Since 2021, Ms. Peterson has served as an Advisory Board Member for Good

Information, Inc. and since 2018 as a Youth Solutions Advisory Council Member for the YMCA Global Alliance. Ms. Peterson has received various awards for her marketing expertise and ability to influence through media. Her media and marketing experience and proven ability to research and leverage consumer insights and attract millennial and GenZ consumers make her well qualified to serve on the Board of Directors.
Stephen Sadove has served as a founding partner of JW Levin Management Partners LLC, a private management and investment firm, since 2015. Mr. Sadove has also served since 2014 as principal of Stephen Sadove and Associates, which provides consulting services to retail and non-retail clients. From 2007 until 2013, Mr. Sadove served as Chair and Chief Executive Officer of Saks Incorporated, having previously served Saks in the roles of Vice Chair, Chief Operating Officer and Chief Executive Officer. Prior to his tenure with Saks, Mr. Sadove served Bristol-Myers Squibb Company (NYSE: BMY) from 1991 until 2001, most recently as Senior Vice President of Bristol-Myers Squibb and President, Worldwide Beauty Care. Mr. Sadove currently serves on the board of directors of Colgate-Palmolive Company (NYSE: CL); Aramark (NYSE: ARMK), where he serves as Chair of the Board; and Park Hotels and Resorts Inc. (NYSE: PK), where he serves as the Lead Independent Director. Mr. Sadove served on the board of directors of J.C. Penney Company, Inc. (NYSE: JCP) until May 2016 and Ruby Tuesday, Inc. (NYSE: RT) until December 2017. He currently serves as Chairman Emeritus of the board of trustees of Hamilton College. Mr. Sadove’s operations and leadership expertise, extensive marketing experience at retail and consumer-products companies, and significant public company directorship experience make him well qualified to serve on the Board of Directors.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors Leadership Structure
Prior to January 31, 2009, the positions of Chair of the Board of Directors and Chief Executive Officer were held by two individuals. Following the retirement and passing of the Company’s former Chair, Mr. Gedalio Grinberg, the Board of Directors appointed Mr. Efraim Grinberg, who at that time was the Chief Executive Officer and a sitting member of the Board of Directors, to also serve as Chair. In making the decision to combine the positions of the Chair and Chief Executive Officer, the Board of Directors took into consideration Mr. E. Grinberg’s almost 30 years of management, financial and administrative leadership at the Company and his extensive knowledge of, and experience with, other aspects of the Company’s business.
In May 2011, upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, the Board of Directors established the position of “lead director” to help coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board of Directors may determine from time to time. Mr. Howard was appointed by the Board of Directors as lead director at that time and currently continues to serve in that capacity, in addition to chairing the Compensation and Human Capital Committee. The primary duties of the lead director include providing advice on agendas for, and the scheduling of, Board of Directors meetings, advising the Chair as to the quality, quantity and timeliness of the information submitted by the Company’s management to the Board of Directors, serving as the principal liaison for consultation and communication between the independent directors of the Board of Directors and the Chair, without inhibiting direct communication between the Chair and the other directors, and presiding at meetings of the Board of Directors in the absence of, or upon the request of, the Chair and presiding at all meetings of the independent directors.
The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chair, the lead director and the executive management group permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.
Board of Directors Meetings and Committees
In fiscal 2023, the Board of Directors held nine meetings. All directors attended well in excess of 75% of the meetings of the Board of Directors and of the committees on which they served.
The Board of Directors has three committees:
•	Audit;
•	Compensation and Human Capital; and
•	Nominating, Governance and Corporate Responsibility.
The members of the committees and their chairs are appointed by the Board of Directors annually. Each committee is comprised entirely of independent directors in accordance with NYSE listing standards. Each committee operates under a written charter which is available at the Company’s website at www.movadogroup.com by clicking on “Investors”, “Corporate Governance,” and then the name of the respective committee. The current committee memberships are as follows:
Audit Committee	Compensation and Human Capital Committee	Nominating, Governance and Corporate Responsibility Committee
Peter A. Bridgman*	Alan H. Howard*	Ann Kirschner*
Alan H. Howard	Ann Kirschner	Peter A. Bridgman
Richard Isserman	Stephen Sadove	Stephen Sadove
Stephen Sadove		Maya Peterson
*	Committee Chair

Audit Committee
The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as defined under the rules adopted by the SEC and, therefore, has accounting or related financial expertise in accordance with the NYSE listing standards. The Audit Committee held five meetings in fiscal 2023.
The principal functions of the Audit Committee are to (i) appoint, approve the compensation of, terminate and oversee the work of the Company’s independent auditors; (ii) approve in advance all audit and permissible non-audit services provided to the Company by independent auditors; (iii) review, in consultation with the Company’s independent auditors, management and the Company’s internal auditors, the Company’s financial reporting process, including its internal controls; (iv) review, with management and the Company’s independent auditors, the Company’s annual and quarterly financial statements before the same are publicly filed; and (v) report regularly to the Board of Directors with respect to any issues that arise concerning, among other things, the quality or integrity of the Company’s financial statements, the performance of the internal audit function, the Company’s compliance with legal requirements and the performance and independence of the Company’s independent auditors.
Compensation and Human Capital Committee
In fiscal year 2023, the Compensation Committee was renamed the Compensation and Human Capital Committee, and its charter was amended to broaden its oversight responsibility for human capital management practices. The Compensation and Human Capital Committee held nine meetings in fiscal 2023. The principal functions of the Compensation and Human Capital Committee are to (i) review and approve corporate goals and objectives relevant to the Chief Executive Officer’s (“CEO’s”) compensation, evaluate the CEO’s performance in light of those goals and objectives and set the CEO’s compensation level based on that evaluation; (ii) review and approve compensation levels for non-CEO executive officers; (iii) review significant employee benefit programs; (iv) establish and administer executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs; and (v) oversee and review the Company’s human capital management practices, including talent management, succession planning, diversity, equity and inclusion considerations, and pay equity practices.
For additional information concerning the operation of the Compensation and Human Capital Committee, including the role of outside compensation consultants and management in the process of determining the amount and form of executive compensation, see “Compensation Discussion and Analysis” below.
Compensation and Human Capital Committee Interlocks and Insider Participation
The Company’s Compensation and Human Capital Committee was at all times during fiscal year 2023 comprised entirely of independent directors who at no time were executive officers or employees of the Company. No executive officer of the Company has ever served as a member of the board of directors or compensation committee of any company whose executive officers include a member of the Board of Directors or the Compensation and Human Capital Committee.
Nominating, Governance and Corporate Responsibility Committee
The Nominating, Governance and Corporate Responsibility Committee held four meetings in fiscal 2023. The principal functions of the Nominating, Governance and Corporate Responsibility Committee are to (i) identify individuals qualified to become directors, consistent with criteria approved by the Board of Directors, and recommend director candidates to the Board of Directors; (ii) develop and recommend corporate governance principles to the Board of Directors; (iii) oversee the code of ethics for directors, officers and employees of the Company and assure that procedures are in place for disclosure of any waivers of that code for directors or executive officers; (iv) facilitate an annual assessment of the performance of the Board of Directors and each of its committees; and (v) oversee the Company’s overall approach to corporate responsibility.
The Board of Directors and individual committee self-assessments typically occur each May or June. The annual Board of Directors self-assessment is organized by the Chair of the Nominating, Governance and Corporate Responsibility Committee who generally circulates a list of proposed key discussion topics as well as current and relevant governance issues in advance of the meeting to each member of the Board of Directors for review, consideration and input. Topics are centered on Board of Directors practices and performance and are intended to and do engender analysis and robust discussion. Management members of the Board of Directors attend and participate in the first part of the self-assessment meeting together with the non-employee directors, after which the non-employee directors meet alone. In addition, the Committee Chair conducts one-on-one meetings with each Board member to elicit feedback on the functioning of the Board. At the first regularly scheduled Board of Directors meeting following the self-assessment meetings, the Nominating, Governance and Corporate Responsibility Committee Chair reports to the full Board of Directors on the results of the Board of Directors self-assessment. Based on those results and any recommendations coming out of the self-assessment, the Board of Directors may implement changes, as appropriate, to its corporate governance guidelines or other processes.
Identifying and Evaluating Candidates for the Board of Directors
In considering possible candidates to serve on the Board of Directors, the Nominating, Governance and Corporate Responsibility Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials. In addition, the Committee will evaluate each nominee according to the following criteria: personal character, accomplishments, integrity, and reputation in the business community; knowledge of the industry in which the Company does business; sound business judgment; leadership ability and capacity for strategic thinking; experience working constructively with others; sufficient time to devote to Board of Directors matters; diversity of viewpoints and backgrounds; and the absence of any conflict of interest that might interfere with performance as a director. While the Nominating, Governance and Corporate Responsibility Committee has no other policy with respect to the consideration of diversity in identifying nominees, it seeks directors who represent a diverse mix of backgrounds and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions.
Shareholders may recommend director candidates for consideration by the Nominating, Governance and Corporate Responsibility Committee. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must include the following information:
•	The name and address of the shareholder and evidence of the shareholder’s ownership of Company stock, including the number and class of shares owned and the length of time of ownership;
•	A description of all arrangements or understandings between the shareholder and each candidate pursuant to which the nomination is being made;
•
The name of the candidate, the candidate’s resumé or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board of Directors; and

•
Such other information regarding each proposed candidate as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.

Each such recommendation must be sent to the Secretary of the Company at Movado Group, Inc., 650 From Road, Ste. 375, Paramus, New Jersey 07652-3556 and must be received within the time indicted above under “When are shareholder proposals due for consideration at next year’s annual meeting?” The Nominating, Governance and Corporate Responsibility Committee will evaluate shareholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.
Corporate Governance Guidelines
The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and principal accounting and financial officers.
The Company’s Corporate Governance Guidelines and its Code of Business Conduct and Ethics are available on the Company’s website at www.movadogroup.com by clicking on “Investors” and then “Corporate Governance.” The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are also available in print, without charge, upon the written request of any shareholder.

Director Independence
The listing standards of the NYSE require that a majority of the Board of Directors be independent. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In accordance with the NYSE listing standards, the Board of Directors has adopted the following standards regarding director independence:
•
A director who is a current employee, or whose immediate family member is a current executive officer, of a company that makes payments to, or receives payments from, the Company for goods or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues, will not be considered an independent director; and

•
A director who serves, or whose immediate family member serves, as an executive, officer, director, trustee or employee of a charitable organization that receives discretionary charitable contributions from the Company in an amount less than the greater of $1,000,000 and 2% of that organization’s consolidated gross revenues, will not be disqualified from being considered independent based solely on that relationship.

The Board of Directors has determined that all of the members of the Board of Directors, with the exception of Alex Grinberg and Efraim Grinberg, representing a majority of the entire Board of Directors, are independent under the NYSE listing standards and satisfy the Company’s standards set forth above.
In addition, in accordance with the NYSE listing standards, the Board of Directors has determined that the Compensation and Human Capital Committee and Nominating, Governance and Corporate Responsibility Committee are composed entirely of independent directors. The Board of Directors has also determined that each member of the Audit Committee is independent under the applicable rules of the SEC and under the NYSE listing standards.
Executive Sessions of Non-Management Directors
The non-management directors hold regular executive sessions without management at least once each quarter. The lead director is designated to chair these executive sessions under the Company’s Corporate Governance Guidelines.
Board of Directors Role in Risk Oversight
While management is responsible for managing the various risks that may arise in the course of the Company’s business, the Board of Directors has a role in the oversight of the risk management process. The Board of Directors and, as appropriate, its committees, regularly meet to receive and discuss operating and financial reports presented by the Chair of the Board of Directors and Chief Executive Officer, the Chief Operating and Chief Financial Officer, the General Counsel, the Senior Vice President of Human Resources, the Chief Technology Officer, the Vice President of Internal Audit and Business Controls and numerous other officers and employees of the Company as well as experts and other advisors. In addition, each year management presents a budget and business plan for the following fiscal year which is reviewed by and discussed with the Board of Directors. Management also regularly discusses with the Board of Directors strategic initiatives and the associated risks. The Board of Directors also reviews specific risk areas on a regular basis. These include insured risks, disaster recovery, management authority and internal controls, litigation risks, risks associated with the Company’s information systems and data privacy, foreign currency risks, risks associated with the Company’s customer mix, supply chain and credit risks, inventory risks and other operational and financial risks. In particular, at least once each quarter the Board receives and discusses a cyber-security risk presentation and a data privacy presentation. These presentations include an update on the Company’s ongoing initiatives to raise employee awareness of information security risks. The Audit Committee has particular oversight responsibility with respect to the preparation and audit of the Company’s financial statements and internal audit issues and is specifically charged in its charter to, and does, discuss with management and the independent auditor the Company’s policies with respect to risk assessment and risk management. The Audit Committee concerns itself most specifically with the integrity of the financial reporting process, but also with personnel, asset and information security risk. All committee meetings are open to the non-employee directors.
Compensation Risk Assessment and Hedging Transactions
We reviewed our executive compensation plans and processes and believe that the performance goals and incentive plan structures established under the Company’s executive, annual and long-term incentive programs do not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation and Human Capital Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented rather than individually focused, and include measurable factors and objective criteria. The Compensation and Human Capital Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. The Company also maintains a “clawback” policy pursuant to which the Board has the authority to recoup excess incentive compensation received by an executive officer whose gross negligence or willful misconduct results in the need for the Company to restate its financial statements. The amount to be recouped would be the incentive compensation received by the executive officer during the three fiscal years immediately preceding the date on which the need for a restatement arises over the amount he or she would have received based on the restated results. Although the Company has not adopted any practices or policies specifically prohibiting transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, Company policy prohibits short sales and trading in puts, calls and other derivatives of Company stock.
As a result of the procedures and practices described above, the Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.
Environmental, Social and Governance Responsibility
Throughout its history, the Company’s environmental, social, and governance (“ESG”) activities have been grounded in its commitment to behave ethically, to manage responsibly, and to improve the quality of life of those within its influence. The Company maintains a global Corporate Responsibility task force, joining together a diverse team with members spanning various functions, regions, brands, backgrounds, and seniority levels. The task force reviewed the Company’s existing ESG programs, conducted a materiality assessment, and made recommendations. Based on these activities, in fiscal year 2022, the Company adopted a Corporate Responsibility strategy and established ESG goals for its fiscal years 2023 through 2026. These ESG goals have been incorporated into the Company’s “Make Time” Corporate Responsibility strategic plan. A steering committee comprised of the Company’s Chief Executive Officer, Chief Operating and Chief Financial Officer, the Senior Vice President of Human Resources, and the General Counsel oversee plan management, and the Company’s Associate General Counsel and Director of Corporate Responsibility is responsible for overall plan execution. Specific objectives within the plan are delegated among more than 30 brand, regional, and functional leaders.
The Company periodically issues Corporate Responsibility Reports, which include information about its corporate responsibility strategy, plan and goals, as well as information about the Company’s ESG efforts during the relevant reporting period. To read the Company’s most recent Corporate Responsibility Report, please visit www.movadogroup.com/corporate-responsibility. Such materials are not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
Communications with the Board of Directors
Shareholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the non-employee directors as a group or with any individual director or directors may do so by sending such communication in writing addressed to the attention of the intended recipient(s), c/o Secretary and General Counsel, Movado Group, Inc., 650 From Road, Ste. 375, Paramus, NJ 07652-3556.Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.
Director Attendance at Annual Meeting
The Company encourages all of the directors to attend each annual meeting of shareholders. To the extent reasonably practicable, the Company regularly schedules a meeting of the Board of Directors on the same day as the annual meeting. All of the members of the Board of Directors attended the 2022 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS
The names of the executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below, together with the positions held by each during the past five years.
Name	Age	Position
Efraim Grinberg	65	Chair and Chief Executive Officer
Vivian D’Elia	71	Senior Vice President, Human Resources
Sallie A. DeMarsilis	58	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Behzad Soltani	51	Executive Vice President, Commercial President and Chief Technology Officer
Mitchell C. Sussis	58	Senior Vice President, General Counsel and Secretary
Mr. E. Grinberg joined the Company in June 1980 and served as the Company’s Vice President of Marketing from February 1985 until July 1986, at which time he was elected to the position of Senior Vice President of Marketing. From June 1990 to October 1995, Mr. E. Grinberg served as the Company’s President and Chief Operating Officer and, from October 1995 until May 2001, served as the Company’s President. In May 2001, Mr. E. Grinberg was elected to the position of President and Chief Executive Officer and, in addition, effective January 31, 2009, he was elected Chair of the Board of Directors. In March 2010 Mr. E. Grinberg resigned as President. He continues to serve as the Company’s Chair of the Board of Directors and Chief Executive Officer. Mr. E. Grinberg also serves on the Boards of Directors of Lincoln Center for the Performing Arts, Inc. and the Breast Cancer Research Foundation.
Ms. D’Elia joined the Company in October 1994 as Vice President of Human Resources and was promoted to Senior Vice President of Human Resources in July 1997. Prior to joining the Company, she was the Director of Human Resources at Brother International, a provider of home, home office and business products. Prior to that, Ms. D’Elia spent ten years at Polychrome, a division of Sun Chemical, where she was Vice President, Human Resources.
Ms. DeMarsilis joined the Company in January 2008 as a Senior Vice President of Finance and was appointed Chief Financial Officer effective March 31, 2008. Ms. DeMarsilis was promoted to Executive Vice President, Chief Operating Officer and Chief Financial Officer in June 2020. From November 1994 through December 2007, she held several senior financial positions with The Warnaco Group, Inc. and Ann Inc. (formerly known as Ann Taylor Stores Corporation), including Controller and Senior Vice President of Finance. Both The Warnaco Group, Inc. and Ann Inc. were publicly traded companies during Ms. DeMarsilis’ tenure. Ms. DeMarsilis is a Certified Public Accountant and worked in public accounting with Deloitte for eight years before joining Ann Inc.
Mr. Soltani joined the Company in March 2018 as Chief Digital Officer and was promoted to Executive Vice President, Commercial President and Chief Technology Officer in June 2020. Prior to joining the Company, Mr. Soltani served as Vice President and General Manager of B2B at Boxed, where he was responsible for setting strategic vision and operational execution of critical business functions. Prior thereto, he served as Vice President and General Manager at Keurig, where he was responsible for the Company’s ecommerce business. Prior to Keurig, Mr. Soltani held senior roles at leading companies including Staples and FedEx Office.
Mr. Sussis joined the Company in November 2015 as Senior Vice President, General Counsel and Secretary. Immediately prior to joining the Company, Mr. Sussis served as Vice President and Deputy General Counsel of Time Inc., an international media company, since January 2014. Prior thereto, he served as Senior Vice President and Deputy General Counsel of Level 3 Communications, Inc., a global telecommunications services provider, since October 2011, and as Senior Vice President, Deputy General Counsel and Secretary of Global Crossing Limited from 1999 until its acquisition by Level 3 Communications in 2011. Earlier in his career, Mr. Sussis held senior legal positions at The Dun & Bradstreet Corporation and Automatic Data Processing, Inc., after having started in legal practice in 1989 at the international law firm of Simpson Thacher & Bartlett LLP.

EXECUTIVE COMPENSATION
The following message from the Chair of the Compensation and Human Capital Committee highlights key aspects of our executive compensation program. A detailed discussion follows in the Compensation Discussion and Analysis (CD&A).
A Letter from the Chair of the Compensation and Human Capital Committee
Dear Fellow Shareholders,
The Compensation and Human Capital Committee (the “Committee”) is pleased to provide an overview of Movado Group’s executive compensation program for fiscal 2023 and the changes we are making for fiscal 2024.
This year we again engaged directly with our shareholders to seek their input on our executive compensation programs and corporate governance matters. Those discussions were followed by a detailed review of our long-term incentive compensation program, our CEO compensation package, and our compensation program for non-employee directors. We engaged Meridian Compensation Partners, LLC (“Meridian”) to assist us in our review. As a result of these activities, we made important changes to the Company’s executive compensation programs for fiscal 2024. The changes are summarized below and will be described in greater detail in next year’s proxy statement.
Operational and Financial Performance Highlights for Fiscal 2023
The Company had strong revenue and profit performance in fiscal 2023, especially given foreign exchange headwinds and the increasingly challenging operating environment as the year progressed. The Company achieved record net sales of $751.9 million, reflecting growth of 2.7% (7.0% on a constant-dollar basis). Adjusted operating income also reached an all-time high, growing by $3.5 million to $123.2 million. The Company ended the year with cash of $251.6 million and no debt. The Company’s strong performance and financial position, along with the Board’s confidence in the Company’s ability to continue to navigate the uncertain economic environment, led to the Board’s decision in April 2023 to return value to shareholders through a special dividend of $1.00 per share in addition to the regular quarterly dividend of $0.35 per share. During fiscal 2023, the Company also repurchased 898,956 shares of its common stock at a total cost of $31.4 million.
Linking Pay and Performance
It has been the Committee’s longstanding practice to include both short-term and long-term performance components in our incentive-based compensation program for senior executives. We continued this practice in fiscal 2023 through:
•	the fiscal 2023 Annual Incentive Compensation Plan (“AICP”), which was based on annual performance – particularly adjusted operating income; and
•
the fiscal 2023 Long-Term Incentive Plan, which was comprised of restricted stock units (“RSUs”) and stock options to align executives’ interests with those of shareholders over the three-year vesting period and beyond.

Fiscal 2023 Annual Incentive Compensation Plan Payouts
In determining bonus payouts for fiscal 2023, the Committee started its analysis by reviewing adjusted operating income performance relative to the $130 million bonus target. The Committee then assessed the Company’s overall financial performance, the general operating environment, the significant negative impact of foreign exchange movements on operating results, the impact of the war in Ukraine on European economies, the Company’s strategic execution and relative performance in the watch industry, and total shareholder return during the year. Ultimately, the Committee approved funding the overall bonus pool at a level that resulted in adjusted operating income of $123.2 million, which was $3.5 million in excess of fiscal 2022’s then-record results, but $6.8 million below the $130 million target established by the Committee in March 2022.

Redesign of Incentive Plans and Changes for Fiscal 2024
We held discussions with our largest shareholders in the spring of 2022 seeking their input on executive compensation matters. During these discussions, the shareholders expressed their preference for equity awards conditional on the achievement of multi-year financial and operating performance targets rather than stock options. In light of this input and as part of a general review of best practices in executive compensation, in September 2022 the Committee engaged Meridian to evaluate and make recommendations with respect to our long-term incentive compensation program, our CEO compensation package, and our compensation program for non-employee directors. Upon completion of Meridian’s review, the Committee held additional discussions with several of our largest institutional shareholders in March 2023, before finalizing our fiscal 2024 compensation programs. Taking into account Meridian’s advice and the feedback received from shareholders, the Committee revised the Company’s long-term incentive executive compensation program for fiscal 2024 to replace stock options with two tranches of performance-based restricted stock units (“PSUs”). A description of the new PSUs is included in the table below listing the key changes to our long-term incentive plan. The Committee intends to continue this structure in future years. In addition, while keeping the CEO’s and most other NEOs’ salaries and target bonuses unchanged from fiscal 2023 levels, the Committee increased the CEO’s target equity grant value for fiscal 2024, with the majority of the increase coming in the form of the new PSUs. Based on shareholder input, the Committee also capped payouts under the Company’s fiscal 2024 Annual Incentive Compensation Plan at 200%.
Key Long-Term Incentive Design Feature	Change for Fiscal 2024 Awards
Vehicle Mix	Replace stock options with PSUs
Vesting	Introduce 3-year cliff vesting for new PSUs Maintain 3-year cliff vesting for RSUs
Performance Metrics
Two tranches of PSUs:
  • Tranche weighted 65% vests conditional on achievement of a net cash provided by operating activities performance target over a 3-year period
  • Tranche weighted 35% vests conditional on achievement of net sales performance targets at the end of a 3-year period
Target, threshold and maximum performance levels were established at the time the PSUs were granted and will be fully disclosed after completion of the performance period

Performance Leverage
Each tranche of PSUs vests as follows:
 • 0% for below threshold performance
 • 50% for threshold performance
 • 100% for target performance
 • 200% for performance at or above maximum
Payouts are interpolated for performance between specified levels

The Committee believes that the changes to our compensation programs will increase the linkage of executive compensation to the Company’s long-term performance and value creation for our shareholders.
As always, we welcome your feedback on our compensation programs and disclosure.
Sincerely,
Alan H. Howard
Chair, Compensation and Human Capital Committee

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2023 Highlights
This section summarizes the Company’s compensation philosophy and demonstrates how that philosophy impacted its executive compensation programs and decisions in fiscal 2023. This section also provides an overview of the Company’s operational and financial performance in fiscal 2023.
Compensation Philosophy
While the Company considers a number of factors in its compensation decisions, it is guided by the following core philosophies and principles:

PAY FOR PERFORMANCE
A significant portion of executives’ compensation is at-risk, contingent on achievement of performance aligned with the Company’s strategies and goals.
DRIVE SUSTAINABLE GROWTH
We invest in and reward talent with the greatest potential to drive sustainable, long-term profitable growth while upholding our Company’s values.
RECOGNIZE INDIVIDUALS AND TEAMS
Throughout the Company, employees have individual goals that are taken into account in compensation decisions. At the same time, Company-wide and team goals are used to foster the collaboration that is critical to our success.

ALIGNMENT WITH SHAREHOLDERS
Our compensation programs are designed to align executives’ interests with those of our shareholders. A large portion of pay for the named executive officers is comprised of equity-based awards with multi-year vesting, the value of which fluctuates with the Company’s stock price.
APPROPRIATE USE OF JUDGMENT
While financial performance is a critical factor in our performance-based incentive programs, we believe the appropriate use of judgment is important to avoid the mechanical use of formulas when the financial results alone do not reflect the impact of an extraordinary operating environment or extenuating circumstances.

The below checklist helps demonstrate the alignment of the Company’s practices with its pay philosophies.
What we do	What we don’t do

✔ Endeavor to pay fair and equitable compensation
to employees throughout the Company
✔ Base a significant portion of executive pay on
business performance; pay is not guaranteed
✔ Align pay outcomes with individual and Company
performance
✔ Align executive compensation with the interests of
our shareholders
✔ Balance short-term and long-term incentives
✔ Prohibit short sales; trading in puts, calls and other derivatives of Company stock; and buying
Company stock on margin
✔ Maintain an excess incentive compensation
“clawback” policy applicable to executive officers
✔ Conduct an annual say-on-pay vote

✗ No dividends or dividend equivalents paid on
unvested stock-based awards
✗ No repricing of underwater stock options
✗ No tax gross-ups for executive perquisites
✗ No tax gross-ups related to change in control
✗ No excessive reliance on formulaic models that can result in inappropriately high or low incentive compensation when viewed in the context of the actual operating environment

Shareholder Engagement
The Compensation and Human Capital Committee (as used in this Compensation Discussion and Analysis, the “Committee”) actively solicits and considers feedback from shareholders regarding the Company’s executive compensation programs. In the spring of 2022 and in March 2023, we held discussions regarding corporate governance and compensation matters with several of our largest shareholders. These discussions, which took place after fiscal year 2023 executive compensation programs were established, informed our executive compensation decisions for fiscal year 2024. During the discussions, the shareholders expressed a preference for long-term incentive programs with vesting conditions tied to financial performance over a multi-year period, although the shareholders were not prescriptive as to program structure.
Taking into account the feedback received from shareholders and the review conducted by Meridian, the Committee revised the Company’s long-term incentive executive compensation program for fiscal 2024 to replace stock options with performance-based restricted stock units. The Committee intends to continue this structure in future years. The Committee also increased the CEO’s target equity grant value for fiscal 2024, with the majority of the increase in the form of the new PSUs. Based on shareholder input, the Committee also capped payouts under the Company’s fiscal 2024 Annual Incentive Compensation Plan at 200%.
At the 2022 annual meeting, approximately 85% of the votes represented and 86% of the votes cast voted in favor of our shareholders’ advisory vote on executive compensation. In addition, more than 96% of the votes cast at our 2017 annual meeting expressed a preference for annual advisory votes on executive compensation. In accordance with the shareholders’ stated preference, the Board of Directors decided that such future advisory votes would be submitted to shareholders every year. Shareholders will have another opportunity at this year’s annual meeting to express their preference regarding the frequency of future advisory votes on executive compensation. In addition, shareholders are invited to express their views to the Board of Directors regarding executive compensation generally as well as on other matters as described in this proxy statement under the heading “Communications with the Board of Directors.”
Compensation Mix
The Company’s pay mix for executives in fiscal 2023 reflected our compensation philosophy that a significant portion of executive pay should be at risk and that incentives should be appropriately balanced between short-term and long-term. The changes to the CEO’s target compensation for fiscal 2024 discussed above will further increase the portion of the CEO’s pay that is based on current and future financial performance from 37.5% to 66%. The graphs below illustrate the compensation mix for our CEO’s fiscal 2023 and fiscal 2024 target pay packages.

2023 Pay-for-Performance Alignment
The Company’s executive compensation programs are designed to incentivize performance that creates shareholder value. Our long-term incentives are comprised of equity-based awards that align our executives’ interests with those of shareholders during the three-year vesting period and beyond. At the same time, our annual incentive compensation plan is designed to reward performance that we believe will lead to sustainable, long-term profitable growth and enhance shareholder value.

In assessing the payout under the annual incentive compensation plan, the Compensation and Human Capital Committee first determines the extent to which the Company has met the adjusted operating income1 performance target. The Committee then assesses the Company’s overall financial performance, the Company’s strategic execution and relative performance in the watch industry, and total shareholder return during the year, to adjust the payout up or down. The chart below illustrates the relationships among actual and targeted adjusted operating income and the CEO’s actual and target bonus over the last four fiscal years.2

Role of the Compensation and Human Capital Committee
The Compensation and Human Capital Committee is responsible for reviewing and approving annually corporate goals with respect to the compensation of the Company’s Chief Executive Officer (“CEO”), evaluating the performance of the CEO against those goals, and determining the CEO’s compensation based on that evaluation. In addition, the Committee also reviews and approves the structure and levels of compensation for the Company’s other executive officers; reviews and approves significant compensation programs generally, including performance goals under annual and long-term incentive plans; and reviews and administers the Company’s 1996 Stock Incentive Plan, as amended and restated (the “Stock Plan”). Throughout this proxy statement, the individuals who served as the Company’s CEO or Chief Financial Officer (“CFO”) during fiscal 2023, as well as the other individuals included in the SUMMARY COMPENSATION TABLE below, are referred to as the “named executive officers” or “NEOs.”
[1]
Adjusted operating income is a non-GAAP financial measure calculated by adjusting GAAP operating income to eliminate the amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions, corporate initiatives and the impairment of goodwill and certain intangible assets. For additional information, please see the “GAAP and Non-GAAP measures” table attached to the Company’s fiscal 2023 earnings release issued on March 23, 2023.

[2]
As explained in the fiscal 2022 and 2021 proxy statements, by the time the fiscal 2021 bonus program was established in late March 2020, COVID-19 had been declared a pandemic and the Committee recognized that its impact on operating profit could not be quantified, that the adjusted operating profit target of $60 million was likely unattainable, and that any bonus for fiscal 2021 would be at the Committee’s discretion. The Committee ultimately awarded a partial bonus in light of the decisive actions taken by management and the significant financial and strategic achievements realized despite the pandemic.

Compensation Objectives
The fundamental purpose served by every compensation recommendation made by the Company and approved by the Committee is to appropriately reward, motivate, retain and attract a group of highly qualified individuals who contribute to the Company’s continued success, with the ultimate objective of enhancing shareholder value. The three most significant elements of compensation used by the Company in developing specific compensation packages offered to its executives and management level employees generally are: (1) base salary, (2) annual incentive cash bonuses, and (3) long-term equity compensation. Of these, annual incentive cash bonuses and equity compensation vary with performance, are closely linked to the creation of long-term shareholder value and, as such, most closely align executives’ interests with those of the Company’s shareholders. The Company and the Committee believe that the most effective executive compensation programs are those designed to reward the achievement of specific strategic and financial goals set by the Company and those that are closely linked to the creation of long-term shareholder value; therefore, a significant portion of the total compensation that may be earned by the NEOs is determined by these performance-based elements.
Setting Executive Compensation
With the foregoing objectives in mind, the Company determines overall compensation levels for the executive officers based on particular facts and circumstances, including, for example, the experience level and performance of the individual executive and market factors.
The Committee periodically consults with, or engages the services of, independent executive compensation and benefits firms to advise on the structure of the Company’s compensation programs and to assist it in assessing the competitiveness of the Company’s executive and non-employee director compensation levels. The Committee did not receive a formal report on executive compensation from a compensation firm in respect of fiscal 2023. However, as described above under “Shareholder Engagement,” in September 2022 the Committee engaged Meridian with respect to the design of our long-term equity incentive compensation program for senior executives, the CEO’s compensation package for fiscal year 2024, and non-employee director compensation.
The Committee does not rely solely on available compensation data from any single group of companies because the Committee believes that the Company competes for top executive talent with many larger companies in addition to companies that may be considered to be the Company’s peers.
Consistent with the Company’s compensation philosophy, a significant percentage of total compensation, particularly in the case of the NEOs, is allocated to performance-based incentive compensation. The Committee reviews information made available to it periodically from outside compensation consultants and annually from the Company’s Senior Vice President of Human Resources to determine the appropriate level and mix of incentive compensation as among cash and non-cash or short-term and long-term incentive compensation. In setting the compensation for the CEO and the other NEOs for fiscal 2023, the Committee considered the financial performance of the Company in fiscal 2022, the Company’s projected financial performance in fiscal 2023, the Company’s historical base pay, bonus and equity grant data from previous years, and information relating to compensation survey data provided by the Company’s Senior Vice President of Human Resources.
The Committee makes all compensation decisions affecting the compensation awarded to the CEO. With respect to the compensation of the other NEOs, the Committee considers the recommendations of the CEO and the Senior Vice President of Human Resources, including recommendations regarding salary adjustments and annual target award amounts. Subject to any applicable plan limitations, the Committee may modify any recommended adjustments or awards to executives. The Committee also reviews total compensation earned by and awarded to the NEOs for prior years.

Fiscal 2023 Executive Compensation Components
For the fiscal year ended January 31, 2023, the principal components of compensation for the named executive officers were:
•	base salary;
•	performance-based annual incentive compensation;
•	equity incentive compensation;
•	retirement and other post-employment benefits; and
•	perquisites and other personal benefits.
Base Salary
The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salaries for NEOs are determined by the Committee for each individual in light of the Committee’s assessment of the responsibilities relative to the position under consideration, as well as each individual’s background, training and experience, and by reference to the competitive marketplace for comparable talent. Increases in base salary levels, if warranted, are reviewed with reference to the individual’s performance, the performance of the Company as a whole and the prevailing rate of increase in base salary levels generally in the competitive marketplace with respect to similar executive positions. During its review of base salaries for executives, the Committee primarily considers:
•	market data with respect to average merit and cost of living increases for similar positions;
•	internal review of the executive’s compensation, both individually and relative to other executive officers; and
•	individual performance of the executive.
For fiscal 2023, the CEO’s salary was maintained at $1,250,000; Ms. DeMarsilis’ salary was increased from $620,000 to $650,000; Mr. Soltani’s salary was increased from $515,000 to $600,000; Mr. Sussis’ salary was increased from $402,000 to $420,000; and Ms. D’Elia’s salary was increased from $360,000 to $375,000.
Performance-Based Annual Incentive Compensation - Structure
The Company’s annual performance-based incentive compensation program is governed by the Annual Incentive Compensation Plan, in which all bonus-eligible employees (including the NEOs) participate. This plan is designed to tie a significant portion of participants’ annual cash compensation to the Company’s annual financial performance.
For fiscal 2023, the Committee set the target annual incentive payments for the CEO at 150% of his base salary; for Ms. DeMarsilis at 75% of her base salary; for Mr. Soltani at 75% of his base salary; for Mr. Sussis at 40% of his base salary; and for Ms. D’Elia at 40% of her base salary. These percentages were unchanged from fiscal 2022, except for Ms. DeMarsilis’ and Mr. Soltani’s targets, which were each increased by 15% of base salary. The Committee determines the target bonus for each NEO by exercising its judgment of what an appropriate percentage is, informed by a consideration of such person’s total compensation compared to target bonus levels and total compensation payable to other executive officers in other positions within the Company and relative to similar executive positions in the competitive marketplace.
The Committee assesses the Company’s overall financial performance and each NEO’s individual performance in determining the cash incentive actually paid to each of them. To assess corporate performance for the fiscal year, the Committee considers as a threshold matter the extent to which the Company met the criterion for funding the bonus pool under the Annual Incentive Compensation Plan. In fiscal 2023, the Committee established adjusted operating income of $130 million as the target for 100% bonus pool funding for all bonus-eligible employees. In determining the amount of funding of the overall bonus pool, the Committee also assesses the Company’s overall financial performance, the general operating environment, the Company’s strategic execution and relative performance in the watch industry, and total shareholder return during the year. These factors serve the purpose of providing the Committee with objective criteria by which to assess the Company’s performance notwithstanding that they are not assigned a relative weight to one another.

In addition to financial performance and the overall level of bonus pool funding, the Committee also considers individual performance in determining the amount of each NEO’s bonus payment under the Annual Incentive Compensation Plan. There is no specific relative weight given by the Committee to the financial performance of the Company as compared to the individual performance of any executive officer. The Committee determines the amount of each NEO’s annual incentive payment regardless of the extent to which any of the performance criteria (individual or corporate) are met. However, the Committee does, in practice, take into account these criteria, including individual performance. In considering individual performance, the Committee is briefed by, and relies on a general summary assessment and recommendation provided by, the Company’s CEO and/or Senior Vice President of Human Resources relative to the performance of the NEOs (other than the CEO). That summary assessment and recommendation addresses the individual performance goals of the NEO as well as his or her overall performance. When it considers the individual performance of the CEO in determining the annual incentive payment to be made to him, the Committee considers the CEO’s individual performance goals, the performance of the business viewed holistically and the economic context relevant to the performance.
Performance-Based Annual Incentive Compensation – Fiscal 2023 Payouts
In determining the overall level of bonus pool funding for fiscal 2023, the Committee started its analysis by reviewing adjusted operating income performance relative to the $130 million bonus target. The Committee then assessed the Company’s overall financial performance, the general operating environment, the significant negative impact of foreign exchange movements on operating results, the Company’s strategic execution and relative performance in the watch industry, and total shareholder return during the year. The Company’s strategic objectives for fiscal 2023 included aggressively driving its digital businesses, further developing key international growth markets, and growing its jewelry business. The Company made significant progress against each of these objectives, including increasing the portion of net sales attributable to international locations from 52.7% to 55.6% and growing jewelry sales by over 25%. In light of all these factors, the Committee approved funding the overall pool under the Annual Incentive Compensation Plan at a level that resulted in the Company’s adjusted operating income being $123.2 million, which was $3.5 million in excess of fiscal 2022’s then-record results, but $6.8 million below the $130 million target established by the Committee in March 2022.
In determining the specific annual incentive payment for each NEO, the Committee considered the overall level of bonus pool funding as well as each NEO’s contributions to the Company’s operational, strategic and financial performance. The specific award granted to each NEO is set forth in the SUMMARY COMPENSATION TABLE below. Since the fiscal 2023 AICP target level of performance was not achieved, in accordance with SEC rules the entire amount of each NEO’s fiscal 2023 AICP payout is listed in the “Bonus” column of the Summary Compensation Table.
Equity Incentive Compensation
Stock ownership is a key element of the Company’s compensation program for the named executive officers and senior management generally, as well as mid-level managers throughout the Company. Under the Stock Plan, the Committee may grant participants shares of the Company’s Common Stock, restricted stock, share units, stock options, stock appreciation rights, performance units and/or performance bonuses. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate.
All grants made by the Committee under the Stock Plan since its inception have been in the form of stock options, time-vesting restricted stock unit awards (pursuant to which unrestricted shares of Common Stock are issued to the grantee when the award vests) or performance-based awards (under which vesting occurs only if one or more predetermined financial goals are achieved within the relevant performance period). The Committee believes that all of these equity awards are useful retention tools to the extent that vesting only occurs after a period of several years and are also an effective means of encouraging award recipients to focus on enhancing shareholder value over the long term by directly aligning the recipient’s financial interests with the interests of the Company’s shareholders. The Committee typically makes annual grants under the Stock Plan effective shortly after the release of the Company’s fourth quarter and year-end earnings results.
Considering the Company’s history of using various types of equity grants under the Stock Plan as well as the difficulty of projecting financial performance given the pending COVID-19 pandemic, for fiscal 2023 the Committee decided to grant the NEOs and other senior level executives a mix of time-based restricted stock unit awards (“RSUs”) and stock options, which the Company considers to be performance based and aligned with shareholder experience, as stock options have value only to the extent share price increases. Both RSUs and stock options cliff-vest three years from the grant date. Each NEO’s equity grant was valued at 100% of his or her target bonus. Approximately half the value of each NEO’s equity grant was made in the form of time-based RSUs and approximately half was made in the form of stock options. The equity awards are reported below in the SUMMARY COMPENSATION TABLE FOR FISCAL 2023 and in the GRANTS OF PLAN-BASED AWARDS table.
As discussed above, the Committee revised its long-term incentive executive compensation program for fiscal 2024 to replace the annual grant of stock options with performance-based restricted stock units vesting based on performance achievement over a three-year period.
Retirement and Other Post-Employment Benefits
401(k) Plan
All employees in the United States, including the NEOs, are eligible to participate in the Company’s Employee Savings and Investment Plan (“401(k) Plan”), a tax-qualified defined contribution retirement savings plan that includes a Company matching contribution feature.
Deferred Compensation Plan
The NEOs and certain other executives selected by the Committee are eligible to participate in the Company’s Amended and Restated Deferred Compensation Plan for Executives (“DCP”). The DCP is designed to offer retirement benefits to the NEOs, senior management and key employees, consistent with overall market practices, to attract and retain the talent needed in the Company. Under the DCP, participants may defer amounts from their base salary and cash bonus (if any) annually, and the Company will credit to the account of each participant a matching contribution in an amount equal to one hundred percent of the compensation deferral, up to a maximum match equal to either 10% (for “Group I” participants) or 5% (for “Group II” participants) of the participant’s base salary. During fiscal 2023, Messrs. E. Grinberg and Soltani and Ms. DeMarsilis were Group I participants and Mr. Sussis and Ms. D’Elia were Group II participants. Twenty percent of the Company’s matching contribution is in the form of rights to receive Common Stock. All matching contributions vest ratably in annual installments over five years.
The DCP also permits the Company to make discretionary contributions to any participant’s DCP account. Consistent with recent years (except for fiscal 2021, which was significantly impacted by the COVID-19 pandemic), the Committee exercised its discretion to supplement Mr. E. Grinberg’s matching contributions for fiscal 2023. Specifically, in March 2022, the Committee approved $125,000 in discretionary contributions to the CEO’s DCP account (bringing his total Company contributions to $250,000). Such contributions were made ratably over the balance of fiscal 2023. Eighty percent of such contributions were made in cash and the balance in rights to receive Common Stock, in each case vesting ratably in annual installments over five years.
Participants may direct the investment of amounts in their DCP accounts (other than rights to receive Common Stock) among third-party investment funds that are made available to them under the plan. Those funds largely track the funds offered under the 401(k) Plan. Further information regarding the participation by the NEOs in the DCP is discussed in further detail under the heading “NONQUALIFIED DEFERRED COMPENSATION” below.
Severance and Change of Control Agreements
The Company has a severance agreement with Ms. D’Elia under which her then-current base salary would continue to be paid for 12 months after the termination of her employment by the Company without cause. See POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL, below, for a description of this agreement.

Perquisites and Other Personal Benefits
As part of providing a competitive executive compensation program, the Company provides to the CEO and the other NEOs certain perquisites, described below, that the Company and the Committee believe are reasonable and consistent with its overall compensation program. The Committee reviews annually the levels of perquisites provided to the NEOs.
The Company provides each of its NEOs with a taxable car allowance and, in the case of the CEO, automobile insurance reimbursement.
The Company pays the CFO a taxable housing allowance for the rental of an apartment located near the Company’s New Jersey headquarters.
The Company has purchased life insurance policies insuring the CEO and pays the premiums for that insurance. Under the Company’s arrangement with the CEO, the named insured is entitled to the cash surrender value in respect of these life insurance policies and the respective beneficiaries are entitled to the applicable death benefits without, in either event, reimbursement to the Company.
Attributed costs of the perquisites described above for the NEOs for fiscal 2023 are included in the “All Other Compensation” column of the SUMMARY COMPENSATION TABLE below.
Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the annual amount of compensation that publicly-held companies may deduct for federal income tax purposes for certain “covered employees,” including our NEOs. The Committee reviews compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time. However, the Committee approves compensation that does not qualify for deductibility when deemed to be in the Company’s best interests.
Accounting for Stock-Based Compensation
The Company accounts for stock-based payments in accordance with the requirements of FASB ASC Topic 718. The Committee considers the expense implications of equity compensation awards in determining aggregate annual award levels.
COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended January 31, 2023.
THE COMPENSATION AND HUMAN CAPITAL COMMITTEE
Alan H. Howard, Chair, Lead Director
Ann Kirschner
Stephen Sadove

SUMMARY COMPENSATION TABLE FOR FISCAL 2023
The following Summary Compensation Table sets forth information about the compensation paid in respect of fiscal 2023 by the Company to the CEO, the CFO and the three most highly compensated executive officers of the Company other than the CEO and the CFO who were serving as executive officers at January 31, 2023. The foregoing individuals are referred to in this proxy statement as the “named executive officers.”
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Efraim Grinberg, Chair and Chief Executive Officer	2023	1,250,001	1,593,750	937,496	937,503	—	344,126(4)	5,062,875
	2022	1,239,809	—	937,561	939,319	3,750,000	345,315	7,212,004
	2021	890,769	1,500,000	—	1,086,000	—	86,694	3,563,463
Sallie A. DeMarsilis, EVP, Chief Operating Officer & Chief Financial Officer	2023	643,770	414,375	243,760	243,743	—	99,463(5)	1,645,111
	2022	615,923	—	186,021	186,339	745,000	93,385	1,826,668
	2021	516,924	360,000	126,525	511,890	—	44,359	1,559,698
Behzad Soltani, EVP, Commercial President & Chief Technology Officer	2023	582,346	382,500	225,007	224,994	—	67,908(6)	1,482,754
	2022	511,942	—	154,534	154,780	620,000	58,369	1,499,625
	2021	431,084	250,000	87,724	473,880	—	12,066	1,254,754
Mitchell C. Sussis, SVP, General Counsel and Secretary	2023	416,262	151,200	83,992	84,002	—	30,723(7)	766,180
	2022	399,554	—	80,374	80,561	320,000	26,084	906,573
	2021	359,250	140,000	55,671	54,300	—	11,776	620,997
Vivian D’Elia, SVP Human Resources	2023	371,884	200,000	75,015	74,998	—	28,548(8)	750,445
	2022	357,963	—	71,950	72,122	290,000	25,804	817,839
	2021	329,134	140,000	50,610	48,870	—	8,620	577,234
(1)
Salary amounts include amounts deferred at the election of the executive under the Company’s DCP and under the 401(k) Plan. Amounts deferred under the DCP are also shown in the NONQUALIFIED DEFERRED COMPENSATION TABLE.

(2)
Amounts shown under the “Stock Awards” column and the “Option Awards” column do not reflect compensation actually received by the NEOs. Instead the dollar value of these awards represents the fair value of the awards on the date of grant calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 18 to the Company’s audited financial statements for the fiscal year ended January 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on March 23, 2023. The stock and option awards cliff-vest on the third anniversary of the grant date and are not subject to any performance conditions other than the continued employment of the grantee.

(3)
Represents the annual incentive payments under the Annual Incentive Compensation Plan. However, since the performance goals for fiscal 2023 and 2021 were not achieved, the payments made under the Annual Incentive Compensation Plan for those years are considered discretionary cash bonus payments and are set forth in the “Bonus” column above.

(4)
Includes a taxable car allowance and automobile insurance reimbursement of $27,056. Includes $63,670 for premiums paid in respect of certain life insurance policies purchased for Mr. E. Grinberg by the Company. Under his arrangement with the Company, Mr. E. Grinberg is entitled to the cash surrender value in respect of certain of these life insurance policies and his beneficiaries are entitled to the applicable benefit without, in either event, reimbursement to the Company of any premiums paid by the Company under such policies. Includes a $3,400 matching contribution made by the Company for the account of Mr. E. Grinberg under the Company’s 401(k) Plan. Includes discretionary and matching contributions of $250,000 to his account under the DCP, of which $200,000 was in cash and $50,000 was in the form of phantom stock units (valued based on the closing prices of the Company’s Common Stock on the grant dates). These contributions under the DCP are also shown in the NONQUALIFIED DEFERRED COMPENSATION TABLE below.

(5)
Includes a taxable car allowance of $6,600 and a taxable housing allowance of $25,200. Includes a $3,400 matching contribution made by the Company for the account of Ms. DeMarsilis under the Company’s 401(k) Plan. Includes a matching cash contribution of $51,447 and a matching non-cash contribution of phantom stock units valued at $12,816 (based on the closing prices of the Company’s Common Stock on the grant dates) to her account under the DCP. These contributions under the DCP are also shown in the NONQUALIFIED DEFERRED COMPENSATION TABLE below.

(6)
Includes a taxable car allowance of $6,600. Includes a $3,400 matching contribution made by the Company for the account of Mr. Soltani under the Company’s 401(k) Plan. Includes a matching cash contribution of $46,431 and a matching non-cash contribution of phantom stock units valued at $11,477 (based on the closing prices of the Company’s Common Stock on the grant dates) to his account under the DCP. These contributions under the DCP are also shown in the NONQUALIFIED DEFERRED COMPENSATION TABLE below.

(7)
Includes a taxable car allowance of $6,600. Includes a $3,400 matching contribution made by the Company for the account of Mr. Sussis under the Company’s 401(k) Plan. Includes a matching cash contribution of $16,578 and a matching non-cash contribution of phantom stock units valued at $4,145 (based on the closing prices of the Company’s Common Stock on the grant dates) to his account under the DCP. These contributions under the DCP are also shown in the NONQUALIFIED DEFERRED COMPENSATION TABLE below.

(8)
Includes a taxable car allowance of $6,600. Includes a $3,400 matching contribution made by the Company for the account of Ms. D’Elia under the Company’s 401(k) Plan. Includes a matching cash contribution of $14,838 and a matching non-cash contribution of phantom stock units valued at $3,710 (based on the closing prices of the Company’s Common Stock on the grant dates) to her account under the DCP. These contributions under the DCP are also shown in the NONQUALIFIED DEFERRED COMPENSATION TABLE below.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2023
Name	Grant Date	Date of Action by Committee	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)	All Other Stock Awards: Number of Shares of Stock or Units #(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
(a)	(b)		(d)	(i)	(j)	(k)	(l)
			Target ($)
Efraim Grinberg	03/28/2022	03/22/2022	1,875,000	24,645	63,302	38.04	1,874,998
Sallie DeMarsilis	03/28/2022	03/22/2022	487,500	6,408	16,458	38.04	487,503
Behzad Soltani	03/28/2022	03/22/2022	450,000	5,915	15,192	38.04	450,000
Mitchell Sussis	03/28/2022	03/22/2022	168,000	2,208	5,672	38.04	167,995
Vivian D’Elia	03/28/2022	03/22/2022	150,000	1,972	5,064	38.04	150,013
(1)
Reflects annual cash incentive opportunities for the NEOs in fiscal 2023 under the Company’s Annual Incentive Compensation Plan. See “Fiscal 2023 Executive Compensation Components — Performance Based Annual Incentive Compensation - Structure,” above. There are no threshold or maximum performance levels provided for under the Annual Incentive Compensation Plan.

(2)
Reflects time-vesting stock awards granted under the fiscal 2023 long-term incentive program as discussed above under “— Equity Incentive Compensation.” The awards cliff-vest on the third anniversary of the grant date.

(3)
Reflects options to purchase Common Stock granted under the fiscal 2023 long-term incentive program as discussed above under “— Equity Incentive Compensation.” These options become fully exercisable on the third anniversary of the grant date and expire on the tenth anniversary of the grant date.

(4)	The amounts in column (l) represent the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT FISCAL 2023 YEAR-END
	Option Awards				Stock Awards
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Efraim Grinberg	27,000		42.12	04/15/2024	58,590	2,071,742
		200,000	16.87	12/01/2030
		91,820	27.62	03/29/2031
		63,302	38.04	03/28/2032
Sallie DeMarsilis					20,643	729,936
	6,300		42.12	04/15/2024
	9,850		30.36	04/15/2025
	10,534		27.74	04/15/2026
	13,660		23.35	04/17/2027
		100,000	12.42	06/16/2030
		23,000	16.87	12/01/2030
		18,215	27.62	03/29/2031
		16,458	38.04	03/28/2032
Behzad Soltani		100,000	12.42	06/16/2030	16,710	590,866
		16,000	16.87	12/01/2030
		15,130	27.62	03/29/2031
		15,192	38.04	03/28/2032
Mitchell Sussis	3,171		27.74	04/15/2026	8,418	297,660
	7,980		23.35	04/17/2027
		10,000	16.87	12/01/2030
		7,875	27.62	03/29/2031
		5,672	38.04	03/28/2032
Vivian D’Elia	2,200		42.12	04/15/2024	7,577	267,923
	3,660		30.36	04/15/2025
		9,000	16.87	12/01/2030
		7,050	27.62	03/29/2031
		5,064	38.04	03/28/2032
(1)
The options with an exercise price of $12.42/share were granted June 16, 2020 and vest June 16, 2023. The options with an exercise price of $16.87/share were granted December 1, 2020 and vest December 1, 2023. The options with an exercise price of $27.62/share were granted March 29, 2021 and vest March 29, 2024. The options with an exercise price of $38.04/share were granted March 28, 2022 and vest March 28, 2025. All vesting dates are contingent on continued employment through such dates.

(2)
Represents unvested stock awards granted under the Company’s Stock Plan which is discussed above under “Fiscal 2023 Executive Compensation Components — Equity Incentive Compensation.” The following table lists the vesting dates (assuming continued employment on such dates) and the number of shares of Common Stock vesting on such dates.

Name	Vesting Date	Shares (#)
Efraim Grinberg	03/29/2024	33,945
	03/28/2025	24,645
Sallie DeMarsilis	12/01/2023	7,500
	03/29/2024	6,735
	03/28/2025	6,408
Behzad Soltani	12/01/2023	5,200
	03/29/2024	5,595
	03/28/2025	5,915
Mitchell Sussis	12/01/2023	3,300
	03/29/2024	2,910
	03/28/2025	2,208
Vivian D’Elia	12/01/2023	3,000
	03/29/2024	2,605
	03/28/2025	1,972

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2023
	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Efraim Grinberg	—	—	31,715	1,254,328
Sallie DeMarsilis	—	—	6,134	242,600
Behzad Soltani	—	—	3,636	143,804
Mitchell Sussis	—	—	2,750	108,763
Vivian D’Elia	2,700	10,248	2,370	93,734
(1)	Value represents the excess of the market price of the shares on the date of exercise, over the exercise price of the option.
(2)	Value represents the number of shares vesting multiplied by the market price of the shares on the vesting date.
NONQUALIFIED DEFERRED COMPENSATION
Under the Company’s DCP, participants may defer amounts from their base salary and cash bonus, if any, annually and the Company will credit to the account of each participant a matching contribution in an amount equal to the deferral, up to a maximum match of either 10% or 5% of the participant’s base salary (depending on whether the participant is included in Group I or Group II, as defined in the DCP). During fiscal 2023, Messrs. E. Grinberg and Soltani and Ms. DeMarsilis were in Group I; and Ms. D’Elia and Mr. Sussis were in Group II. Deferral elections must be made no later than December 31 of the year before the year in which the salary or bonus will be deferred. Twenty percent of the Company’s matching contribution is made in the form of rights to the Company’s Common Stock, representing the number of shares (including fractional shares) of Common Stock that the matching contribution could purchase based upon the New York Stock Exchange’s closing price of the stock on the date when the matching contribution is made. Matching contributions are made on the last business day of each calendar quarter. The Company also has the right to make discretionary contributions to any participant’s account in such amount and in such manner as it shall determine.

The following table shows the deferrals made by the NEOs and the contributions made by the Company under the DCP in fiscal 2023.
NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2023
(a)	(b)	(c)	(d)	(e)	(f)
	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Efraim Grinberg	125,000	250,000	(746,444)	—	12,389,010
Sallie DeMarsilis	64,308	64,263	(274,719)	—	3,769,628
Behzad Soltani	120,039	57,908	(19,909)	—	451,100
Mitchell Sussis	20,792	20,723	1,459	—	351,789
Vivian D’Elia	280,901	18,548	(334,307)	—	4,520,210
(1)
The amounts reported in column (b) above are also reported as compensation to the NEO in columns (c), (d) and/or (g) of the SUMMARY COMPENSATION TABLE above. The amounts reported in column (c) above are also reported as compensation to the NEO in column (i) of the SUMMARY COMPENSATION TABLE above.

(2)	These amounts are not required to be reported as compensation in the Summary Compensation Table for fiscal 2023 because there were no above-market earnings on the deferred compensation.
(3)
The amounts reported in column (f), other than earnings on deferred compensation, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements, except for Mr. Soltani and Ms. D’Elia, who were not NEOs prior to fiscal 2021 and fiscal 2017, respectively.

A participant’s compensation deferrals and any earnings on those deferrals are immediately vested. Company matching contributions and any discretionary contributions vest at the rate of 20% per year so long as the participant remains employed by the Company. A participant who attains the age of 65 or whose employment terminates due to death or disability automatically vests in all amounts in such participant’s account. A participant may also vest in all amounts credited to his or her account upon their “separation from service” as defined under Code Section 409A and the Treasury Regulations promulgated thereunder after attaining the age of fifty-five (55), provided the participant has been employed by the Company or one of the Company’s affiliates for at least 10 years and further subject to the approval of the Compensation and Human Capital Committee of the Company’s Board of Directors, including any limitations or conditions such committee may, in its discretion, impose which are not inconsistent with the terms of the DCP (including, without limitation, a covenant not to compete with the Company or any Company affiliate). A participant whose employment terminates for any other reason forfeits unvested amounts. If there is a “change in control” (as defined in the DCP) of the Company, all amounts attributable to matching contributions and discretionary Company contributions become fully vested on the date of such change in control.
Participants may direct the investment of amounts in their accounts (other than rights to receive Common Stock) among third-party investment funds that largely track the funds offered under the 401(k) Plan.
Participants in the DCP elect as part of their initial deferral election whether to receive distributions after termination of their employment in a lump sum or in 10 equal annual installments. Payments are made in Common Stock to the extent a participant’s vested account balance is denominated in Common Stock, except for any fractional shares which are paid in cash. All other payments are made in cash. Payments generally are made or begin only upon the expiration of six months following the participant’s separation of service from the Company except to the extent that the payments are payable during the short-term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4). In the event that an exception to the six-month delay provision applies, payments are made or begin within 90 days after a participant’s employment terminates.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
None of the NEOs have employment agreements. The Company has entered into a severance and change in control agreement with Ms. D’Elia, which is described below. In addition, the DCP and awards granted under the Stock Plan prior to fiscal year 2024 provide for accelerated vesting of Company matching contributions and of equity compensation (stock options and stock awards), respectively, in the event of a change in control. The Stock Plan also provides for accelerated vesting of equity awards in the event of a participant’s death, disability or retirement.
Severance Agreements
Ms. D’Elia has a severance agreement with the Company providing that, although she is employed at will, she will be entitled to receive severance payments in the form of salary continuation upon termination of her employment by the Company without cause. For this purpose, “cause” is defined as conviction of a felony, the knowing violation of a material Company policy, the failure to perform any material obligation owed to the Company or the gross negligence in the performance of duties or breach of fiduciary duty as determined by the CEO. The severance payments will be paid for 12 months after termination, in bi-weekly installments. The agreement also contains a non-competition clause that prohibits employment in the watch or jewelry industry for six months after termination of employment with the Company, prohibits the solicitation of Company employees and customers for twelve months after termination of employment, and contains a confidentiality provision. If the Company had terminated the employment of Ms. D’Elia without cause on January 31, 2023, she would have been entitled to receive $375,000 in severance paid in bi-weekly installments through January 31, 2024.
Change in Control
In the event of a change in control of the Company, all unvested matching contributions under the DCP and all unvested options and time-vesting stock awards granted prior to fiscal year 2024 then outstanding under the Stock Plan immediately vest. Both plans have identical definitions for what is considered a “change in control,” including:
•	irrevocable termination and liquidation of the plan within 12 months of the dissolution of the Company taxed under Section 331 of the Internal Revenue Code or with the approval of a bankruptcy court;
•	sale of substantially all of the Company’s business or assets;
•
a change in the composition of the Board of Directors such that the individuals comprising the Board of Directors on the effective date of the Stock Plan (or DCP, as applicable) (or their successors who were approved by at least two-thirds of the directors then on the Board) cease for any 12 month period to constitute a majority of the Board, exclusive, in any event, of any individual initially elected or nominated as a director as a result of an actual or threatened election contest or actual or threatened proxy solicitation by any person other than the Board;

•
a merger, consolidation, reorganization or similar corporate transaction unless shareholders in the Company immediately before any such transaction control at least 50% of the total voting power in the resulting corporation immediately after any such transaction; and no person (meaning an individual, entity or group acting in concert) acquires at least 20% of the voting power in the resulting corporation; and a majority of the members of the Board of Directors after the transaction were Board members immediately before the transaction; and

•	the acquisition by any person (with certain exceptions) of 30% or more of the combined voting power of the Company’s outstanding voting securities.

The following table shows the value of accelerated vesting of stock options and stock awards under the Stock Plan and of Company contributions under the DCP that would have been provided to the NEOs in the event that a change in control of the Company had occurred immediately after the close of business on January 31, 2023.
Vesting Upon Change in Control With or Without Termination of Employment
Name	Early Vesting of Deferred Compensation Plan ($)	Early Vesting of Stock Options ($)(1)	Early Vesting of Stock Awards ($)(2)
Efraim Grinberg	438,862	4,408,687	2,071,742
Sallie DeMarsilis	107,999	2,860,254	729,936
Behzad Soltani	85,223	2,706,946	590,866
Mitchell Sussis	39,045	245,853	297,660
Vivian D’Elia(3)	—	—	—
(1)
The value of early vesting of stock options was determined based on the extent (if any) by which $35.36/share, which was the closing price of the Company’s Common Stock as reported on the NYSE on January 31, 2023, exceeded the exercise price of the subject options.

(2)	The value of early vesting of stock awards was determined based on a value of $35.36/share, which was the closing price of the Company’s Common Stock as reported on the NYSE on January 31, 2023.
(3)
Since Ms. D’Elia qualifies for retirement vesting under the DCP and the Stock Plan (see immediately below), a change in control would not effectively accelerate the vesting of her awards under these plans.

Death or Disability; Retirement
If any of the NEOs had died, become permanently disabled or retired on January 31, 2023, their unvested stock options and stock awards granted under the Stock Plan would have immediately vested on that date. Retirement triggers immediate vesting (i) under the Stock Plan if the retiring employee is at least the age of 65 and (ii) under both the Stock Plan and the DCP if the retiring employee is at least the age of 55 and has been employed continuously by the Company for at least 10 years and the Compensation and Human Capital Committee approves the immediate vesting. As part of its approval, the Committee may impose any conditions as it deems to be appropriate which are not inconsistent with the express terms of the subject plan, including covenants dealing with non-competition, non-disparagement, non-solicitation and confidentiality. The values of such early vesting under both plans as of January 31, 2023 are shown in the table above. All employer contributions to the DCP become fully vested upon attainment of 65 years of age even if the participant remains in active status.
PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of CEO Efraim Grinberg to that of our median employee.
To identify the median employee, we used the total calendar 2022 compensation as reflected in our tax records for all employees, excluding our CEO, who were employed by us on January 31, 2023. We included full-time, part-time, seasonal and temporary employees. We converted compensation paid in foreign currencies using the applicable prevailing exchange rate in effect on December 31, 2022.
After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as shown in the Summary Compensation Table for Fiscal 2023 above. For fiscal 2023, the annual total compensation of Efraim Grinberg was $5,062,875 and the annual total compensation of our median employee was $48,797, resulting in a ratio of 104 to 1. Excluding United States-based part-time employees, the ratio would be 89 to 1.
The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.

PAY VERSUS PERFORMANCE
The following table sets forth the pay versus performance disclosure required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K. The Compensation and Human Capital Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis,” above.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Comp. Table Total for CEO(1)	Comp. Actually Paid to CEO(2)	Average Summary Comp. Table Total for Non- CEO NEOs(3)	Average Comp. Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income(7)	Adjusted Operating Income(8)
					TSR(5)	Peer Group TSR(6)
FY23	$5,062,875	$ 4,260,124	$1,161,122	$ 947,625	220.54	124.26	$ 94,528,000	$123,204,000
FY22	$7,212,004	$11,626,776	$1,262,676	$2,411,382	221.92	128.61	$ 91,599,000	$119,711,000
FY21	$3,563,463	$ 3,776,556	$1,003,171	$1,234,019	120.56	130.17	$(111,518,000)	$ 30,724,000
(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for the CEO for each corresponding year in the “Total Compensation” column of the Summary Compensation Table. Mr. Grinberg was our only CEO for each such year.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the CEO, as computed in accordance with Item 402(v) of Regulation S-K (the “CAP”). CAP does not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the CEO’s total compensation for each year to determine his CAP. (RSU and stock option values were computed in accordance with FASB ASC Topic 718 as of the dates indicated, with the options using similar assumptions as set forth in the “Stock-Based Compensation” note to the Company’s consolidated financial statements included in Form 10-K for the applicable fiscal year.)

Year	Summary Comp. Table Total for CEO	Minus RSU Grant Date Fair Values	Minus Option Grant Date Fair Values	Plus FYE Fair Value of RSUs Granted During FY23 that Remained Unvested as of FYE	Plus FYE Fair Value of Options Granted During FY23 that Remained Unvested as of FYE	Plus Change in Fair Value of Unvested RSUs from End of FY22 to End of FY23	Plus Change in Fair Value of Unvested Options from End of FY22 to End of FY23	Plus Change in Fair Value from End of FY22 to Vesting Date of RSUs that Vested in FY23	Plus Change in Fair Value from End of FY22 to Vesting Date of Options that Vested in FY23	Compensation Actually Paid to CEO
FY23	$5,062,875	$937,496	$ 937,503	$ 871,447	$ 706,450	$(58,046)	$ (526,258)	$ 78,653	$ —	$ 4,260,124
FY22	$7,212,004	$937,561	$ 939,319	$1,258,341	$1,382,809	$520,443	$2,478,000	$ 652,059	$ —	$11,626,776
FY21	$3,563,463	$ —	$1,086,000	$ —	$1,320,000	$326,453	$ —	$(209,839)	$(137,520)	$ 3,776,556
(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the non-CEO NEOs as a group for each corresponding year in the “Total” column of the Summary Compensation Table. Ms. DeMarsilis, Mr. Soltani, Mr. Sussis and Ms. D’Elia were our only non-CEO NEOs for each such year.

(4)
The dollar amounts reported in column (e) represent the average of the CAP amounts for the non-CEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The CAP amounts do not reflect the actual average amount of compensation earned by or paid to the Non-CEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-CEO NEOs for each year to determine their CAP. (RSU and stock option values are computed in accordance with FASB ASC Topic 718 as of the dates indicated, with the options using similar assumptions as set forth in the “Stock-Based Compensation” note to the Company’s consolidated financial statements included in Form 10-K for the applicable fiscal year.)

Year	Summary Comp. Table Non- CEO NEOs Average Total	Minus RSU Grant Date Fair Values	Minus Option Grant Date Fair Values	Plus FYE Fair Value of RSUs Granted During FY23 that Remained Unvested as of FYE	Plus FYE Fair Value of Options Granted During FY23 that Remained Unvested as of FYE	Plus Change in Fair Value of Unvested RSUs from End of FY22 to End of FY23	Plus Change in Fair Value of Unvested Options from End of FY22 to End of FY23	Plus Change in Fair Value from End of FY22 to Vesting Date of RSUs that Vested in FY23	Plus Change in Fair Value from End of FY22 to Vesting Date of Options that Vested in FY23	Average Compensation Actually Paid to Non-CEO NEOs
FY23	$1,161,122	$156,944	$156,934	$145,887	$118,257	$(15,751)	$(157,243)	$ 9,232	$ —	$ 947,625
FY22	$1,262,676	$123,220	$123,451	$165,379	$181,737	$139,034	$ 852,155	$ 57,072	$ —	$2,411,382
FY21	$1,003,171	$ 80,133	$272,235	$ 98,135	$489,200	$ 35,862	$ —	$(23,938)	$(16,044)	$1,234,019

(5)
TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the TSR, calculated in the same manner as set forth in note (5) immediately above, for the Russell 2000 Index, which is the peer group we utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023.

(7)
The dollar amounts represent the amount of net income reported in the Company’s audited financial statements for the applicable year after eliminating net income attributable to noncontrolling interests.

(8)
The dollar amounts represent Adjusted Operating Income, which the Company defines as operating income reported in the Company’s audited financial statements, adjusted to eliminate the amortization of acquisition accounting adjustments related to the Olivia Burton and MVMT acquisitions and corporate initiatives. The detailed adjustments for each fiscal year can be found in the Company’s Annual Report on Form 10-K for such year. The Company has determined that Adjusted Operating Income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Required Disclosures Regarding the Relationships Between CAP and Certain Performance Metrics
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
CAP vs. Cumulative TSR
The following graph demonstrates the relationship of the “compensation actually paid” (CAP) for the CEO and the average CAP for the non-CEO NEOs to the Company’s cumulative TSR and the cumulative TSR of the Russell 2000 Index (which is the peer group used in the Pay Versus Performance table) over the three years presented in the table.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$1,000,000
$0
-$1,000,000
-$3,000,000
TSR
200
150
100
50
0
-50
-100
-150
FY 2021
FY 2022
FY 2023
$3,776,556
$1,234,019
$11,626,676
$2,411,382
$4,260,124
$947,625
130.17
120.56
221.92
128.61
220.54
124.26
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
TSR
Peer Group TSR

CAP vs. Net Income and Adjusted Operating Income
The following graph demonstrates the relationship of the CAP for the CEO and the average CAP for the non-CEO NEOs to the Company’s Net Income and Adjusted Operating Income over the three years presented in the table.

Compensation Actually Paid vs. Financial Meterics
Compensation Actually Paid
Income (millions)
$12,000,000
$9,000,000
$6,000,000
$3,000,000
$1,000,000
$0
-$1,000,000
-$3,000,000
$200
$150
$100
$50
$0
-$50
-$100
-$150
$3,776,556
$30,724,000
$1,234,019
$(111,518,000)
$11,626,676
$119,711,000
$91,599,000
$2,411,382
$123,204,000
$94,528,000
$4,260,124
$947,625
FY 2021
FY 2022
FY 2023
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Net Income
Adjusted Operating Income

Financial Performance Measures
In accordance with Item 402(v) of Regulation S-K, the Company is disclosing the three most important financial performance measures used by the Company to link compensation actually paid to our NEOs for fiscal year 2023. Such measures were (unranked):
•	Adjusted operating income
•	Net sales
•	Net cash provided by operating activities

DIRECTOR COMPENSATION
No executive officer of the Company receives any additional compensation for serving on the Board of Directors. The annual base compensation paid to the non-employee directors for fiscal 2023 was increased by $10,000 to $210,000 and consisted of an $85,000 cash retainer and an equity component valued at approximately $125,000 in the form of a stock award, cliff-vesting in one year. In addition to the annual base compensation, the annual retainers paid to the committee chairs remained unchanged from fiscal 2022 levels and were as follows: Audit: $17,500; and Compensation and Human Capital and Nominating, Governance and Corporate Responsibility: $12,500 each. The lead director received an annual cash retainer of $50,000 and an equity component valued at $25,000, which retainers remained unchanged from fiscal 2022. The cash compensation is paid quarterly and the equity grants are made annually after the reporting of financial results for the prior fiscal year. Each director was also granted an annual allowance for the purchase of Company watches up to an aggregate suggested retail value of $5,000.
Recognizing that ownership of the Company’s Common Stock more closely aligns non-employee director interests with the long-term interests of shareholders and is consistent with best governance practices, the Board of Directors maintains stock ownership guidelines for the non-employee directors to the effect that each non-employee director is expected to beneficially own shares of the Company’s Common Stock with a market value of at least $250,000.
The following table shows the cash amounts and the value of other compensation paid to each non-employee director in respect of fiscal 2023:
(a)	(b)	(c)	(d)	(e)	(f)
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	All Other Compensation(2) ($)	Total ($)
Peter Bridgman	102,500	125,000	—	—	227,500
Alan H. Howard	147,500	150,000	—	—	297,500
Richard Isserman	85,000	125,000	—	—	210,000
Ann Kirschner	97,500	125,000	—	435	222,935
Maya Peterson	85,000	125,000	—	—	210,000
Stephen Sadove	85,000	125,000	—	819	210,819
(1)
Amounts shown do not reflect compensation actually received by the director. Instead the dollar value of these awards represents the fair value of the stock award on the date of grant calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 18 to the Company’s audited financial statements for the fiscal year ended January 31, 2023, included in our Annual Report on Form 10-K filed with the SEC on March 23, 2023. Each non-employee director was granted one stock award in fiscal 2023 for 3,286 shares of the Company’s Common Stock (3,943 shares in the case of Mr. Howard, whose grant included compensation for his role as lead director). At January 31, 2023 each non-employee director held no other stock awards except this one, unvested stock award.

(2)
Each non-employee director was provided an annual allowance for the purchase of Company watches up to an aggregate suggested retail value of $5,000. The amounts listed above reflect the actual allowance utilized by each non-employee director, at Company cost.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Mr. Alex Grinberg, a member of the Board of Directors and the brother of Efraim Grinberg, is the Company’s Senior Vice President of Customer Experience in the United States and earned $406,088 in salary and a $136,000 bonus for fiscal 2023. In addition, as a participant in the Stock Plan, Mr. A. Grinberg received awards of time-vesting shares in fiscal 2023 valued at $42,491, subject to the same terms and conditions applicable to similar awards made to the other participants in that plan.
Ms. Margot Grinberg, the daughter of Efraim Grinberg, is Vice President E-Commerce for the Company and earned $265,654 in salary and a $70,125 bonus for fiscal 2023. In addition, as a participant in the Stock Plan, Ms. Grinberg received an award of time-vesting shares in fiscal 2023 valued at $20,618, subject to the same terms and conditions applicable to similar awards made to the other participants in that plan.
The Board of Directors has adopted a code of business conduct and ethics which provides for the review, approval and ratification of transactions with the Company (or any of its subsidiaries) in which any officer or employee of the Company or any of its subsidiaries or any director has any direct or indirect material interest. Such transactions involving any executive officer of the Company or any member of the Board of Directors are referred to the disinterested members of the Board of Directors. Other transactions are referred to the Company’s General Counsel. In each case, the standard applied under the Company’s code is whether the transaction, when considered in the context of all the relevant facts and circumstances, including the person’s position with the Company, the nature of the transaction and the amount involved, is consistent with the best interests of the Company and its shareholders.
EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth information with respect to shares of Common Stock that may be issued under the Company’s equity compensation plans as of January 31, 2023.
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,471,235(2)	$23.84(3)	911,151(4)
Equity compensation plans not approved by security holders	—	—	—
Total	1,471,235	$23.84	911,151
(1)	Includes the Stock Plan and the DCP.
(2)
Includes 1,085,029 shares of Common Stock issuable upon the exercise of options and 294,148 shares of Common Stock issuable upon the vesting of stock awards in each case outstanding under the Stock Plan, as well as 92,058 phantom stock units issuable as that same number of shares of Common Stock under the DCP.

(3)	Weighted average exercise price of options outstanding under the Stock Plan.
(4)
Number of shares available for issuance under the Stock Plan as options and as other share-based awards. The DCP does not provide for a limit on the number of phantom stock units available for issuance.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed with the Company’s management and with PricewaterhouseCoopers LLP (“PwC”), the evaluation by PwC of the Company’s internal control over financial reporting and the audited financial statements of the Company for the fiscal year ended January 31, 2023. The Audit Committee has discussed with PwC the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).
The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board and the Audit Committee has discussed the independence of PwC with that firm.
Based on the Audit Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 for filing with the SEC.
The Committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of PwC as the Company’s independent auditors for fiscal 2024.
Members of the Audit Committee:
Peter A. Bridgman, Chair
Alan H. Howard
Richard Isserman
Stephen Sadove

AUDIT-RELATED FEES, TAX FESS AND ALL OTHER FEES
The following table presents the aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, in the “audit fees”, “audit related fees”, “tax fees”, and “all other fees” categories, in each case as such terms are defined by the SEC, for the fiscal years ended January 31, 2022 and 2023.
Year	Audit ($)	Audit Related ($)	Tax ($)	All Other ($)	Total ($)
2022	1,945,773	—	—	900	1,946,673
2023	1,904,827	—	—	900	1,905,727
The fees in the table above exclude “out-of-pocket” expenses of approximately $20,000 and $5,000 incurred by PwC and billed to the Company in connection with these services for each of fiscal years 2023 and 2022, respectively.
Audit fees include fees for audits of the Company’s annual consolidated financial statements and the effectiveness of its internal control over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings. All other fees are subscription fees for the use of the independent auditors’ database of authoritative literature and accounting and financial guidance.
The Audit Committee reviews and approves all audit and non-audit services to be rendered in every instance by the Company’s independent auditors before such auditors are engaged to render any such services. Therefore, the Audit Committee has not adopted a pre-approval policy with respect to such services.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ending January 31, 2024, subject to ratification of such appointment by the Company’s shareholders. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since fiscal year 1977 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The Board of Directors recommends that the shareholders vote FOR such ratification. Proxies solicited by the Board will be so voted unless shareholders specify in their proxies a contrary choice.
PROPOSAL 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2023 Annual Meeting of Shareholders.
As set forth in the CD&A, above, the Company has designed its compensation programs to: (i) properly incentivize executive officers to accomplish the short- and long-term objectives of the Company, (ii) be in line with prevailing pay practices and overall compensation levels at other companies with which the Company competes for executive-level talent, (iii) reward our executives for their individual performance as well as the performance of their respective business units and the Company overall and (iv) retain our executive officers and key management employees. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our shareholders and will consider the results of the vote in determining the compensation of the named executive officers and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. If any shareholder wishes to communicate with the Board of Directors regarding executive compensation, the Board can be contacted using the procedures outlined in “Communications with the Board of Directors” set forth in this proxy statement.
Accordingly, we are asking for shareholder approval of the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers as described under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2023 Annual Meeting of Shareholders is hereby APPROVED.”
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the named executive officers as disclosed in this proxy statement.
PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, the Company is asking shareholders to vote on whether future advisory votes on executive compensation (such as that addressed in Proposal 3 above) should occur every year, every two years or every three years. Under Section 14A of the Exchange Act, this advisory vote on the frequency of future advisory votes on executive compensation must take place at least once every six years. The last such advisory vote took place at the 2017 annual meeting of shareholders, at which more than 96% of the votes cast recommended a frequency of every year.
The Board believes that an annual advisory vote on executive compensation continues to be the most appropriate policy, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually and holding an annual advisory vote on executive compensation will provide the Company with more direct and immediate feedback on its compensation disclosures.
Pursuant to this advisory vote on the frequency of future advisory votes on executive compensation, shareholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. The vote is non-binding on the Board. Nevertheless, the Board and the Compensation and Human Capital Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.
The Board of Directors recommends shareholders vote to conduct future advisory votes on executive compensation every 1 YEAR.
PROPOSAL 5 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF
THE 1996 STOCK INCENTIVE PLAN
The 1996 Stock Incentive Plan was originally approved by our shareholders on June 14, 1996. Subsequent amendments and restatements were approved by the shareholders, most recently at the 2013 annual meeting of shareholders held on April 4, 2013. As so amended and restated, the 1996 Stock Incentive Plan was scheduled to expire on April 3, 2023.
Effective April 4, 2023, the Board adopted an amendment and restatement of the Stock Plan (as so amended and restated, the “Amended and Restated Stock Plan”), subject to approval by the shareholders. The Amended and Restated Stock Plan revises the Stock Plan as follows:
•	Extends the term of the Stock Plan through April 3, 2033;
•	Increases the shares available for issuance under the Stock Plan from 11,000,000 to 12,000,000;
•	Imposes a one-year minimum vesting requirement for all awards issued under the plan, excluding up to 5% of the shares authorized under the plan;
•
Includes a “double-trigger” vesting requirement pursuant to which outstanding awards will not vest after a change in control transaction unless, within two years of the transaction, the participant’s employment is terminated without cause or the participant resigns with good reason;

•	Prohibits the current payment of dividends or dividend equivalent rights on unvested awards; and
•
Eliminates certain provisions of the Stock Plan originally intended to address provisions of Section 162(m) of the Internal Revenue Code that were subsequently effectively repealed as a result of the Tax Cuts and Jobs Act of 2017.

If the shareholders approve this proposal, the Amended and Restated Stock Plan will be adopted with a term expiring on April 3, 2033. If the shareholders do not approve this proposal, the Amended and Restated Stock Plan will not be adopted and the Stock Plan will expire retroactively effective April 3, 2023, provided that the administration of the Stock Plan shall continue in effect until all matters relating to awards theretofore granted have been settled.
The number of shares authorized for issuance under the Stock Plan was last increased effective April 7, 2009, when the number of shares was increased from 9,000,000 to 11,000,000. Although the Company has utilized in excess of 2 million shares under the Stock Plan since the date of the 2009 approval, the total number of outstanding shares of the Company’s Common Stock has decreased from approximately 17.5 million on April 7, 2009 to approximately 15.6 million on April 25, 2023 as a result of the execution of the Company’s stock buyback programs during the ensuing years.
The following summary of the Amended and Restated Stock Plan is qualified in its entirety by the specific language of the Amended and Restated Stock Plan which is attached hereto as Annex A.
Purpose. The purpose of the Stock Plan is to provide a means through which the Company and its affiliates may attract capable persons to enter and remain in the employ of the Company and affiliates and to provide a means whereby employees, directors and consultants of the Company and its affiliates can acquire and maintain

Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and its affiliates and promoting an identity of interest between shareholders and these persons.
Administration. The Amended and Restated Stock Plan is administered by the Compensation and Human Capital Committee or such other committee appointed by the Board for this purpose (the “Committee”). It is intended, but not required, that each director appointed to serve on the Committee be a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act) and/or an “independent director” under the rules of any national securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. However, the fact that a Committee member shall fail to qualify under the foregoing requirements shall not invalidate any award which is otherwise validly made under the Amended and Restated Stock Plan. The members of the Committee may be changed at any time and from time to time in the discretion of the Board of Directors of the Company. Subject to the terms of the Amended and Restated Stock Plan and applicable law, the Committee has the authority to grant awards, to determine the number of shares for which each award shall be granted and to determine any terms and conditions pertaining to the exercise or to the vesting of each award; provided, however, that that no more than 5% of the total shares authorized for issuance under the Amended and Restated Stock Plan may have a vesting period of less than one year; and provided, further, that the Committee may, in its sole discretion, accelerate the vesting of any award granted under the Amended and Restated Stock Plan. The Committee has full power to construe and interpret the Amended and Restated Stock Plan and any award agreement executed pursuant to the Amended and Restated Stock Plan and to establish, amend, suspend or waive any rules for the proper administration of the Amended and Restated Stock Plan. The determination of the Committee on all matters relating to the Amended and Restated Stock Plan or any award agreement shall be conclusive.
Eligibility. Any officer, employee or director of, and consultants to, the Company or any of its subsidiaries or affiliates are eligible to be designated a participant under the Amended and Restated Stock Plan. The Committee has the sole and complete authority to determine the participants to whom awards shall be granted under the Amended and Restated Stock Plan. As of April 4, 2023, approximately 1,500 employees, five executive officers and six independent directors were eligible to participate in the Amended and Restated Stock Plan.
Types of Awards. Under the Amended and Restated Stock Plan, the Committee may grant awards of nonqualified stock options (“NSOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), performance share units, restricted stock awards, phantom stock units, stock bonus awards, or any combination of the foregoing.
Number of Shares Authorized. A maximum of 12,000,000 aggregate shares are available for granting awards under the Amended and Restated Stock Plan. In no event may the aggregate number of shares with respect to which options and SARs are granted under the Amended and Restated Stock Plan to any individual exceed 1,200,000 in any one calendar year. The number of shares with respect to performance share units, restricted stock, phantom share units and stock bonuses that may be granted to any individual under the Amended and Restated Stock Plan also is limited to 1,200,000 shares in any one calendar year. As described more fully in the Amended and Restated Stock Plan, if an award expires or terminates for any reason prior to the holder of such award receiving any economic benefit therefrom, the number of shares previously subject to but not delivered under such award shall again be available to be awarded thereafter. Through April 4, 2023, total awards representing 10,530,898 shares (including options exercised, exercisable, and unexercisable, and assuming the maximum 200% payout for the fiscal 2024 PSUs) have been granted under the Amended and Restated Stock Plan, net of forfeitures, leaving 1,469,102 shares for future grants (including the 1,000,000 share increase included in this proposal). As of April 4, 2023, the closing price of one share was $26.28.
In the event of certain corporate transactions or events (as described in the Amended and Restated Stock Plan), such as a stock split, the Committee shall make an equitable adjustment or substitution with respect to awards granted under the Amended and Restated Stock Plan, the maximum number of shares subject to all awards under the Amended and Restated Stock Plan and the maximum number of shares that may be granted to any one participant under the Amended and Restated Stock Plan, as to the number, price or kind of share or other consideration subject to outstanding awards. In addition, upon the occurrence of certain corporate events or transactions (as described in the Amended and Restated Stock Plan), such as a merger, consolidation, or reorganization (including a change in control), the Committee may, in its discretion and upon at least 10 days prior notice to the participants, cancel all outstanding awards and pay the holders thereof the value of such awards in a form and an amount equal to what other shareholders received or will receive in connection with such event. In the event of a participant’s termination of employment without cause or his or her resignation for good reason within two years following a “change in control” (as defined in the Amended and Restated Stock Plan) of the Company, all options and SARs shall become immediately exercisable and the restricted period with respect to phantom stock units or shares of restricted stock shall immediately expire.
Options. An option granted under the Amended and Restated Stock Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares at the price specified in an award agreement. Options granted under the Amended and Restated Stock Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, not inconsistent with the Amended and Restated Stock Plan, as may be determined by the Committee and specified in the applicable award agreement or thereafter. The maximum term of an option granted under the Amended and Restated Stock Plan shall be 10 years from the date of grant (or five years in the case of an ISO granted to a 10% shareholder).
The price per share of Common Stock paid by the participant shall be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of one share on the date the option is granted (or no less than 110% of such fair market value in the case of an ISO granted to an employee who is a 10% shareholder). Payment in respect of the exercise of an option may be made (i) in cash and/or shares of Common Stock valued at fair market value at the time the option is exercised, (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the option price or (B) by delivery to the Committee a copy of irrevocable instructions to a broker to deliver the proceeds of a loan or proceeds from the sale of shares subject to the option, sufficient to pay the exercise price, (iii) to the extent provided in the applicable award agreement, by delivery of, or attestation as to ownership of, shares of the Company’s Class A Common Stock convertible into an equivalent number of shares of Common Stock with a fair market value equal to the option price, or (iv) by such other method as the Committee may determine.
The Committee may provide, in connection with the grant of NSOs, for the grant to any participant of reload options upon the exercise of such NSOs, including reload options, through the delivery of shares of Common Stock or shares of Class A Common Stock of the Company; provided, however, that the reload options (i) may only be granted with respect to the same number of shares of Common Stock or Class A Common Stock as were surrendered to exercise the NSOs and the number of shares withheld for tax purposes, (ii) have an exercise price per share not less than the greater of (A) five dollars more than the exercise price of the NSOs (the exercise of which resulted in the reload option grant) or (B) 110% of the fair market value of a share of Common Stock on the date of exercise of the NSOs (which resulted in the reload option grant), (iii) are not exercisable until six months after the exercise of the NSOs (which resulted in the reload option grant), (iv) are not exercisable after the expiration of the term of the NSOs (the exercise of which resulted in the reload option grant), and (v) otherwise are subject to the same terms and conditions of the NSOs (which resulted in the reload option grant).
SARs. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of the foregoing, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended and Restated Stock Plan may include SARs, either on the date of grant or, except in the case of an ISO, by subsequent amendment. The Committee may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding option. If SARs are granted independent of an option, the SARs shall become exercisable, transferable and expire in accordance with the vesting schedule, transferability rules and the expiration provisions established by the Committee and reflected in an award agreement.
Performance Share Awards. The Committee is authorized to establish a performance share program to be effective over a designated period of time (an “award period”) to be determined by the Committee in its discretion. At the beginning of each award period the Committee shall establish performance goals for the award period. The Committee shall also determine the participants who shall be eligible to receive an award of performance shares and the number of performance shares each participant is eligible to receive. At the completion of the award period, or at other times as specified by the Committee, the Committee shall determine the number of shares earned with respect to each participant’s performance share award by multiplying the number of performance shares granted to the participant by the performance factor representing the degree of attainment of the performance goals. Performance share awards shall be payable in the form of shares, provided that the Committee may, in its discretion, provide for payment in the form of cash. During an award period, the Committee may equitably adjust the performance goals to reflect extraordinary or non-recurring corporate events, or any significant changes in the accounting rules, tax laws or other laws or regulations that affect the calculation of the performance goals.
Restricted Stock. An award of restricted stock is a grant of shares at a purchase price determined by the Committee, which may be zero. The grant or the vesting of an award of restricted stock may be conditioned upon service to the Company or its affiliates or the attainment of performance goals or other factors, as determined in the discretion of the Committee. The Committee may, in its discretion, provide for the lapse of restrictions imposed upon an award of restricted stock. Holders of an award of restricted stock will have, with respect to the restricted stock granted, all of the rights of a shareholder of the Company, including the right to vote and to receive dividends; provided that any dividends must not be paid currently to the participant but must instead be withheld by the Company for the participant’s account and paid, along with interest at a rate determined by the Committee, upon the vesting of the restricted stock to which the dividends relate.
Phantom Stock Units. The Committee is authorized to award phantom stock units to participants. The Committee shall establish the terms, conditions and restrictions applicable to each award of phantom stock units, including the time or times at which phantom stock units shall be granted or vested and number of units to be covered by each award. The terms and conditions of each phantom stock award shall be reflected in a phantom stock unit agreement. Each phantom stock unit (representing one share) awarded to a participant may be credited with an amount equal to the cash dividends paid by the Company in respect of one share (“dividend equivalents”). Dividend equivalents may not be paid currently to the participant but must instead be withheld by the Company for the participant’s account and interest shall be credited on the amount of cash dividend equivalents withheld at a rate determined by the Committee. Upon expiration of the vesting period with respect to any phantom stock units covered by a phantom stock award, the Company shall deliver to the participant or his beneficiary one share for each phantom stock unit with respect to which the vesting period has expired and cash equal to the dividend equivalents credited to such phantom stock unit and any interest accrued thereon; provided, however, if the phantom stock unit award agreement so provides, the Committee may, in its discretion, elect to settle an award in the form of cash, shares or any combination of the foregoing.
Stock Bonus Awards. The Committee may grant an award of unrestricted shares, or other awards denominated in stock, either alone or in tandem with other awards, under such terms and conditions as the Committee in its sole discretion may decide. A stock bonus award shall be granted as, or in payment of, a bonus, or to provide special incentives or recognize special achievements or contributions.
Performance Criteria. The Committee may condition the vesting of any award granted under the Amended and Restated Stock Plan on the satisfaction of certain performance goals. The performance goals shall be established by the Committee with reference to one or more of the following, either on a Company-wide basis or, as relevant, in respect of one or more affiliates, divisions or operations of the Company: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxxii) any combination of the foregoing.
Transferability. Subject to the following paragraph, each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of the Amended and Restated Stock Plan.
Notwithstanding the foregoing, the Committee may provide that awards granted under the Amended and Restated Stock Plan may be transferred by a participant without consideration to certain Permitted Transferees (as defined in the Amended and Restated Stock Plan), pursuant to the terms of the Amended and Restated Stock Plan and subject to such rules as the Committee may adopt to preserve the purposes of the Amended and Restated Stock Plan.
Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Amended and Restated Stock Plan or any portion thereof at any time; provided, that no such action may be taken without shareholder approval if such approval is necessary to comply with any regulatory requirement and provided, further, that no such action that would materially and adversely impair any rights under any previous award shall be effective without the consent of the person to whom such award was made. In addition, the Committee is authorized to amend the terms of any award granted under the Amended and Restated Stock Plan, provided that the amendment would not materially and adversely impair the rights of any participant without his or her consent, and further provided that, without shareholder approval, (i) no such amendment may reduce the exercise price of an option, (ii) the Committee may not cancel an existing option and replace it with a new option (with a lower exercise price) in a manner which would result in such option being considered “repriced” for purposes of the Company’s proxy statement, or result in any option being accounted for under the variable method of accounting, and (iii) the Committee may take no other action which is considered a repricing for purposes of the shareholder approval rules of any applicable stock exchange. The Amended and Restated Stock Plan expires on the day prior to the tenth anniversary of its effective date (i.e., April 3, 2033).
Federal Income Tax Consequences.
The following summary of the federal income tax consequences of the grant and exercise of awards under the Amended and Restated Stock Plan and the disposition of shares purchased pursuant to the exercise of such awards is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations. Moreover, the federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. For these reasons, Participants are urged to consult their own tax advisors with respect to the consequences of their participation in the Amended and Restated Stock Plan.
Options. No income will be realized by a participant upon grant of a NSO. Upon the exercise of a NSO, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying shares over the option exercise price (the “Spread”) at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. The Participant’s tax basis in the underlying shares acquired through the exercise of a NSO will equal the exercise price plus the amount taxable as compensation to the participant. Upon the sale of the shares received by the participant upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The Participant’s holding period for shares acquired pursuant to the exercise of a NSO will begin on the date of exercise of such option.
Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a “Section 16 Person”) begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. Under current rules promulgated under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company’s board of directors (or a committee composed solely of two or more Non-Employee Directors) or (ii) approved in advance, or subsequently ratified by the Company’s shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.
The Code requires that, for ISO treatment, shares acquired through the exercise of an ISO cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. ISO holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an “item of tax preference” which may give rise to alternative minimum tax liability for the taxable year in which the exercise occurs. If the participant does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of such shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of initial exercise or the amount realized on the subsequent disposition of the shares, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualifying ISO becomes first exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a NSO for federal income tax purposes.
The payment by a participant of the exercise price, in full or in part, with previously acquired shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the participant upon the surrender of the previously acquired shares to the Company, and the shares received by the participant, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of the shares received by the participant in excess of the number of shares surrendered to the Company will be taxable to the participant. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is realized, and will have a holding period that begins on the date ordinary income is realized.
SARs. No income will be realized by a participant upon the grant of a SAR. Upon the exercise of a SAR a participant who receives a cash payment will have taxable compensation equal to the full amount of such payment. If the participant receives shares upon the exercise of a SAR, the participant will have ordinary taxable income equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. In either case, the amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. If the participant receives shares upon the exercise of a SAR, the participant’s tax basis in the shares will be equal to the amount taxable as compensation to the participant. Upon the sale of the shares acquired through the exercise of a SAR, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The participant’s holding period for shares acquired pursuant to the exercise of a SAR will begin on the date of exercise of such SAR.
Performance Share Units. A participant will not be subject to tax upon the grant of a performance share unit award. Upon the delivery of shares pursuant to the settlement of a performance share unit award, the participant will have taxable compensation equal to the excess of the fair market value of the shares on the date of delivery over the amount the participant paid for such shares. (Special rules apply to the receipt and disposition of shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the shares equal the amount the participant paid for such shares plus the amount taxable as compensation to the participant. Upon the sale of the shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The participant’s holding period for shares acquired pursuant to the settlement of a performance share unit award will begin on the date the participant receives the shares. If the participant receives a cash payment in settlement of his performance share unit award, the full amount of such cash payment will taxable compensation to him. In either case, the amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.
Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the excess of the fair market value of the shares on that date over the amount the participant paid for such shares, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the shares equal to the amount the participant paid for such shares plus the amount taxable as compensation to the participant. Upon the sale of the shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.
Phantom Stock Units. A participant will not be subject to tax upon the grant of a phantom stock unit award. On the date the participant receives shares pursuant to a phantom stock unit award, the participant will have taxable compensation equal to the excess of the fair market value of the shares on that date over the amount the participant paid for such shares. (Special rules apply to the receipt and disposition of shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the shares equal the amount the participant paid for such shares plus the amount taxable as compensation to the participant. Upon the sale of the shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.
Stock Bonus Awards. A participant who is granted a stock bonus award of shares which are transferable or are not subject to a substantial risk of forfeiture will recognize ordinary taxable income equal to the excess of the fair market value of the shares on the date of grant over the amount the participant paid for such shares. The participant will have a tax basis in the shares equal to the amount the participant paid for such shares plus the amount taxable as compensation to the participant. Upon the sale of the shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.
In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation paid in excess of $1,000,000 paid in any year to certain employees covered by Section 162(m), including its principal executive officer, its principal financial officer, any of its other three most highly compensated executive officers and any employee who was a covered employee for any taxable year beginning after December 31, 2016.
NEW PLAN BENEFITS
If the Amended and Restated Stock Plan is approved by our shareholders, awards under the Amended and Restated Stock Plan will be determined by the Committee in its discretion, and it is, therefore, not possible to predict the awards that will be made to particular participants in the future.
The Board recommends that shareholders vote FOR the approval of the Amended and Restated Stock Plan.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Shareholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Shareholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. The Company’s executive officers, directors and 10% Shareholders timely complied with all such filing requirements applicable to them last fiscal year with respect to their beneficial ownership of the Company’s securities, except that reports in respect of the annual equity compensation grants made on March 28, 2022 were inadvertently filed three business days late on April 4, 2022. This resulted in one late Form 4 filing covering two transactions for each of the NEOs (being Messrs. E. Grinberg, Soltani and Sussis and Mses. D’Elia and DeMarsilis) and one late Form 4 filing covering one transaction for each of the other directors (being Messrs. Bridgman, A. Grinberg, Howard, Isserman and Sadove and Mses. Kirschner and Peterson).
OTHER MATTERS
The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not theretofore revoked in accordance with their best judgment.
Upon the written request of any record holder or beneficial owner of Common Stock or Class A Common Stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the fiscal year ended January 31, 2023, as filed with the SEC. Requests should be directed to Mitchell C. Sussis, Secretary, Movado Group, Inc., 650 From Road, Ste. 375, Paramus, New Jersey 07652-3556.
May 11, 2023

Annex A
MOVADO GROUP, INC.
1996 STOCK INCENTIVE PLAN
(Amended and Restated as of April 4, 2023)
1. Purpose
The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.
So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Units, Performance Share Units and Stock Bonuses, or any combination of the foregoing.
This Plan is an amendment and restatement of the Movado Group, Inc. 1996 Stock Incentive Plan as amended and restated as of April 4, 2013 (the “2013 Plan”); provided, however, that all awards granted under the 2013 Plan will continue to be governed by the terms of the 2013 Plan and the award agreements issued thereunder and all awards granted under the Movado Group, Inc. 1996 Stock Incentive Plan prior to its amendment and restatement in 2014 (the “1996 Plan”) will continue to be governed by the terms of the 1996 Plan as in effect on the date such award was granted and the award agreements issued thereunder.
2. Definitions
The following definitions shall be applicable throughout the Plan.
(a) “Affiliate” means (i) any person or entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) any person or entity in which the Company has a significant interest, in either case as determined by the Committee.
(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award or Stock Bonus Award.
(c) “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause” means, with respect to any Participant (i) gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant’s office or position; (ii) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness); (iii) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (iv) the Participant having willfully divulged, furnished or made accessible to anyone other than the Company or any Subsidiary, or any of their respective directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any confidential or proprietary information of the Company or such Subsidiary; or (v) any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from performing his or her duties or serving in his or her then current capacity with the Company or a Subsidiary; provided, however, that with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of “cause”, the definition contained therein shall govern.

(f) “Change in Control,” shall, unless in the case of a particular Award, the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:
(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 30% or more (on a fully diluted basis) of (A) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the “Outstanding Company Common Stock”) and (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by a “Permitted Transferee,” as defined in the Company’s Certificate of Incorporation, (IV) any acquisition which complies with clauses (A), (B) and (C) of subsection (iv) of this Section 2(e), or (V) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);
(ii) individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason during any 12-month period to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(iii) irrevocable termination and liquidation of the Plan within 12 months of the dissolution of the Company taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A); or
(iv) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”) unless immediately following such Business Combination or Sale: (A) at least 50% of the total voting power of the corporation resulting from such Business Combination or the entity that acquired that business or assets of the Company in such Sale (in either case, the “Surviving Company”), or if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of sufficient voting securities eligible to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company or a “Permitted Transferee,” as defined in the Company’s Certificate of Incorporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect the board of directors (or analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.
(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations or other interpretive guidance under such section.
(h) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award made by the Committee which is otherwise validly granted under the Plan. As of the Effective Date, the Committee is the Compensation and Human Capital Committee of the Board.
(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company, but does not include the Class A common stock of the Company.
(j) “Company” means Movado Group, Inc.
(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.
(l) “Effective Date” of this amendment and restatement means April 4, 2023.
(m) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation, and/or (ii) an “independent director” under the rules of any national securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.
(n) “Eligible Person” means any (i) individual regularly employed by the Company, a Subsidiary or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company, a Subsidiary or an Affiliate, (iii) consultant or advisor to the Company, a Subsidiary or an Affiliate who may be offered securities pursuant to Form S-8 of the Securities Act, or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company, its Subsidiaries or its Affiliates.
(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p) “Fair Market Value”, on a given date means (i) if the Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on that date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on a last sale basis, the last sale price reported on that date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.
(q) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(r) “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.
(s) “Option” means an Award granted under Section 7.
(t) “Option Period” means the period described in Section 7(c).
(u) “Option Price” means the exercise price for an Option as described in Section 7(a).
(v) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6.
(w) “Performance Goals” means the performance objectives of the Company or Affiliate during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period. The Performance Goals may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be established with reference to one or more of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxxii) any combination of the foregoing.
(x) “Performance Share Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.
(y) “Phantom Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 10.
(z) “Plan” means this Movado Group, Inc. 1996 Stock Incentive Plan, as amended and restated as of April 4, 2013.
(aa) “Qualifying Termination” means the termination of a Participant’s employment or service with the Company or any of its Subsidiaries by the Company or a Company Subsidiary without Cause or, with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of “good reason,” by the Participant for good reason (as defined in the Participant’s employment agreement).
(bb) “Restricted Period” means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 10.
(cc) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 10.

(dd) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 10.
(ee) “Securities Act” means the Securities Act of 1933, as amended.
(ff) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan, provided that such shares of stock constitute ‘service recipient stock’ for purposes of Section 409A of the Code.
(gg) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(hh) “Stock Bonus” means an Award granted under Section 11.
(ii) “Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.
(jj) “Strike Price” means, in respect of a SAR, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.
(kk) “Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.
(ll) “Vested Unit” shall have the meaning ascribed thereto in Section 10(d).
3. Effective Date, Duration and Shareholder Approval
The amendment and restatement of the Plan is effective as of the Effective Date; provided that the validity and exercisability of any and all Awards granted on or after the Effective Date pursuant to the amended and restated Plan (i) in respect of shares of Stock in excess of that available under the Plan immediately prior to the Effective Date, (ii) of a type not available under the Plan immediately prior to the Effective Date or (iii) to any person not eligible to receive Awards under the Plan immediately prior to the Effective Date, is contingent upon approval of the Plan by the shareholders of the Company following the Effective Date, in a manner intended to comply with the shareholder approval requirements of the New York Stock Exchange. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.
The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the day prior to the tenth anniversary of the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.
4. Administration
The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.
(a) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting, delivery, or exercisability of payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (x) make any other determination and take any other action specified under the Plan or that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan) or necessary to obtain any exception or exemption under the rules of NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.
(b) The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.
(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.
(d) As further set forth in Section12(l) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is required by applicable law or regulation.
(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such

Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
(f) The Board may at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5. Grant of Awards; Shares Subject to the Plan
The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units and/or Stock Bonuses to one or more Eligible Persons; provided, however, that:
(a) Subject to Section 13 and subsection (f) below, the aggregate number of shares of Stock in respect of which Awards may be made under the Plan is 12,000,000 shares, and the aggregate number of shares of Stock in respect of which Incentive Stock Options may be made under the Plan is 12,000,000;
(b) Shares of Stock shall be deemed to have been used in settlement of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that shares of Stock or Company Class A common stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with the third sentence of Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor;
(c) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock or Stock held in the treasury of the Company or purchased on the open market or by private purchase;
(d) Subject to Section 13, no more than 1,200,000 shares of stock may be granted to a single person pursuant to Options or SARs under the Plan during any calendar year; provided that such number shall be adjusted pursuant to Section 13, and shares otherwise counted against such number;
(e) Subject to Section 13, with respect to awards of Performance Share Units, Restricted Stock or Phantom Stock Units, (i) no more than 1,200,000 shares of Stock may be granted to a single person pursuant to Performance Share Units, Restricted Stock or Phantom Stock Units denominated in shares of Stock under the Plan for a single Award Period (or with respect to each single fiscal year in the event an Award Period extends beyond a single fiscal year), and (ii) no more than the Fair Market Value of 1,200,000 shares of Stock may be paid to a single person on the last day of an applicable Award Period in the event that any Performance Share Units, Restricted Stock or Phantom Stock Units are paid in cash, other securities, other Awards or other property; provided that such number shall be adjusted pursuant to Section 13, and shares otherwise counted against such number.
(f) The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards; provided, further, that Substitute Awards issued or intended as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan; and

(g) In no event will the vesting of any Award occur within one year of the date of grant, except that the Committee will be entitled to make grants of any kind of Award under the Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the maximum number of shares of Stock authorized for issuance under the Plan.
6. Eligibility
Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.
7. Options
The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company or a Subsidiary and who are eligible to receive an Incentive Stock Option under the Code. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.
(a) Option Price. Subject to Section 7(e), the exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of a share of Stock at the Date of Grant.
(b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price and an amount equal to any U.S. Federal, state and local income employment taxes and non-U.S. income and employment taxes, Social contributions and any state tax related item, required to be withheld. The Option Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided that such shares of Stock are not subject to any pledge or other security interest, (ii) to the extent provided in the Stock Option Agreement, by delivery of, or attestation as to ownership of, shares of the Company’s Class A common stock convertible into an equivalent number of shares of Stock with a fair market value equal to the portion of the Option Price to be paid thereby; or (iii) by such other method as the Committee may permit, including without limitation: (A) in other property having a fair market value equal to the Option Price and all applicable required withholding taxes or (B) if there is a public market for the shares of Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Option Price and all applicable required withholding taxes; or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Notwithstanding the foregoing, unless otherwise determined by the Committee, if on the last day of the Option Period, the Fair Market Value exceeds the Option Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a “net exercise” procedure described above. Any fractional shares of Stock shall be settled in cash.
(c) Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”) unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s securities trading policy or Company-imposed “blackout period”, in which case the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.
(d) Stock Option Agreement - Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:
(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.
(ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.
(iii) Subject to Section 12(j), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.
(iv) Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.
(v) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.
(vi) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.
(e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.
(f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
(g) Reload Options. The Committee may provide for the grant to any Participant of additional Options (“Reload Options”) upon the exercise of Options, including Reload Options, through the delivery of shares of Stock or shares of Class A common stock of the Company; provided, however, that the Reload Options (i) may only be granted in connection with a grant of Nonqualified Stock Options; (ii) may only be granted with respect to the same number of shares of Stock or Class A common stock as were surrendered to exercise the Nonqualified Stock Options and the number of shares of Stock withheld for tax purposes pursuant to Section 12(d)(ii), (iii) shall have an exercise price per share not less than the greater of (A) five dollars more than the exercise price of the Nonqualified Stock Options, the exercise of which resulted in the grant of the Reload Options, or (B) 110% of the Fair Market Value of a share of Stock on the date of exercise of the Nonqualified Stock Options which resulted in the grant of the Reload Options, (iv) shall not be exercisable until six months after the exercise of the Nonqualified Stock Options which resulted in the grant of the Reload Options, (v) shall not be exercisable after the expiration of the term of the Nonqualified Stock Options, the exercise of which resulted in the grant of the Reload Options, and (vi) shall otherwise be subject to the same terms and conditions of the Nonqualified Stock Options, the exercise of which resulted in the grant of the Reload Options. Notwithstanding any provision of this Plan or a Stock Option Agreement to the contrary, unless the Stock Option Agreement specifically provides for the grant of Reload Options pursuant to Section 7(g) of the Plan, no grant of a Nonqualified Stock Option shall include a grant of Reload Options.
8. Stock Appreciation Rights
Any Option granted under the Plan may include SARS, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:
(a) Vesting, Transferability and Expiration. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.
(b) Automatic exercise. If on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.
(c) Payment. Upon the exercise of an SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price, less an amount equal to any U.S. Federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.
(d) Method of Exercise. A Participant may exercise an SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.
(e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s securities trading policy (or the Company-imposed “blackout period”), the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).
9. Performance Share Units
(a) Award Grants. The Committee is authorized to establish Performance Share Unit programs to be effective over designated Award Periods determined by the Committee. At the beginning of each Award

Period, the Committee will establish in writing Performance Goals based for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro-rata grants.
(b) Determination of Award. At the completion of a Performance Share Unit Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant’s Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.
(c) Partial Awards. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.
(d) Payment of Performance Share Unit Awards. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment. Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period; provided, however, that in all cases, all such payments shall be made on or before the fifteenth day of the third month following the end of the Participant's tax year or the Company's tax year, whichever is later, in which the Participant's right to the payment is no longer subject to a 'substantial risk of forfeiture' for purposes of Section 409A of the Code.
(e) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate to reflect any of the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.
10. Restricted Stock Awards and Phantom Stock Units
(a) Award of Restricted Stock and Phantom Stock Units.
(i) The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards to Eligible Persons, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant. The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Phantom Stock Units, which acceleration shall not affect any other terms and conditions of such Awards.
(ii) Each Participant granted a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.
(iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it registered in the name of the Participant.
(iv) The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Phantom Stock Unit (representing one share of Stock) awarded to a Participant may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). Dividend Equivalents may not be currently paid to the Participant but must instead be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Phantom Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Phantom Stock Unit and, if such Phantom Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.
(b) Restrictions.
(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; and (2) the shares shall be subject to forfeiture during the Restricted Period and restrictions on transferability, each as set forth in the Award agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.
(ii) Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, to the extent provided in the applicable Award agreement, and to the extent such Phantom Stock Units are forfeited, all rights of the Participant to such Phantom Stock Units shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award agreement.
(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.
(c) Restricted Period. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee in the applicable Award agreement.
(d) Delivery of Restricted Stock and Settlement of Phantom Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the applicable Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited, except as otherwise set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.
Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”); provided, however, that, if so noted in the applicable Award agreement, the Committee may, in its sole discretion, (i) elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units or (ii) defer the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit. To the extent provided in an Award agreement, the holder of outstanding Vested Units shall be entitled to be credited with dividend equivalent amounts (upon the payment by the Company of dividends on shares of Stock) either in cash or, if determined by the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends (and interest may, if determined by the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Phantom Stock Units are settled following the release of restrictions on such Phantom Stock Units, and, if such Phantom Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.
(e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock:
Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Amended and Restated Movado Group, Inc. 1996 Stock Incentive Plan and a Restricted Stock Purchase and Award Agreement, dated as of     , between Movado Group, Inc. and      . A copy of such Agreement is on file at the offices of Movado Group, Inc.
Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.
11. Stock Bonus Awards
The Committee may issue unrestricted Stock, or other awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.
12. General
(a) Award Agreements; Other Agreements; Additional Provisions of an Award.
(i) Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.
An Award agreement may be in written or electronic form and shall be signed (either in written or electronic form) by the Participant and a duly authorized representative of the Company. The terms of any Award agreement, or any employment, change-in-control, severance or other agreement in effect with the Participant, may have terms or features different from and/or additional to those set forth in the Plan, and, unless expressly provided otherwise in such Award or other agreement, shall control in the event of any conflict with the terms of the Plan.
(ii) Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.
(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.
(c) Government and Other Regulations.
(i) Nothing in this Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of NYSE.
(ii) The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall have the authority to provide that all shares of Stock or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the U.S. Federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 10 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Stock or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders.
(iii) The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Stock from the public markets, the Company’s issuance of Stock to the Participant, the Participant’s acquisition of Stock from the Company and/or the Participant’s sale of Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Stock (in the case of any other Award).
Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(d) Tax Withholding.
(i) A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any cash, shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant the amount (in cash, Stock or other property) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) delivery of shares of Stock owned by the Participant with a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.
(e) Claim to Awards and Employment Rights. No employee of the Company, a Subsidiary or Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate, nor shall it be construed as giving any Participant any right to continued service on the Board.
(f) Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the Beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.
(g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(h) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and performed wholly within the State of New York.

(i) Funding. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
(j) Nontransferability.
(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, a Subsidiary or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:
(A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);
(B) a trust solely for the benefit of the Participant and his or her Immediate Family Members;
(C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or
(D) any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;
(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Awards, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company, a Subsidiary or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, following which any transferred Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(k) Dividends and Dividend Equivalents. The Committee may provide a Participant as part of an Award with Dividend Equivalents, payable in cash, shares of Stock, other securities, other Awards or other property, on a deferred basis, on such terms and conditions as may be determined by the Committee, including without limitation, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Stock, Restricted Stock or other Awards; provided, however, that Dividend Equivalents must not be paid on a current basis but must instead be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated Dividend Equivalents shall be forfeited upon the forfeiture of the Award to which such Dividend Equivalents relate).
(l) International Participants. With respect to Participants who reside or work outside of the United States, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other termination of employment, available methods of exercise or settlement of an award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.
(m) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(n) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.
(o) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.
(p) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
(q) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.
(r) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
(s) Termination of Employment or Service. Except as otherwise provided in an Award agreement, or any employment, consulting, change in control, severance or other agreement between a Participant and the Company, a Subsidiary or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with, a Subsidiary or an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company, a Subsidiary or an Affiliate; and (ii) if a Participant’s employment with the Company and its Subsidiaries and

Affiliates terminates, but such Participant continues to provide services to the Company or its Subsidiaries and Affiliates in a non-employee capacity (including as a Non-Employee Director) (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company, a Subsidiary or an Affiliate for purposes of the Plan.
(t) Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(u) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may cancel such Award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee. The Committee may also provide in an Award agreement that in such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).
(v) No Representations or Covenants With Respect To Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
13. Changes in Capital Structure
With respect to Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 5(e), the Committee shall make an equitable adjustment or substitution in order to prevent substantial enlargement or dilution of a Participant’s rights, in a manner consistent with the purposes of the Plan, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan; provided, however, that the manner of any such equitable adjustment shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of Financial Standards Codification Topic 718 (or any successor pronouncement thereto)). Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
Notwithstanding the above, in the event of any of the following:
A. The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;
B. All or substantially all of the assets of the Company are acquired by another person;
C.  The reorganization or liquidation of the Company; or
D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above, then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any one or more outstanding Awards (or awards of an acquiring company) and cause to be paid to the holders thereof, in cash, shares of Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Stock subject thereto may be canceled and terminated without any payment or consideration therefor). The terms of this Section 13 may be varied by the Committee in any particular Award agreement.
14. Effect of Change in Control
Except to the extent reflected in a particular Award agreement:
(a) In the event of a Qualifying Termination of a Participant within two years following a Change in Control, notwithstanding any provision of the Plan to the contrary, all Options and SARs of such Participant shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100% of such Participant’s Phantom Stock Units or shares of Restricted Stock (including a waiver of any applicable Performance Goals).
(b) In the event of a Qualifying Termination of a Participant within two years following a Change in Control, all incomplete Award Periods applicable to such Participant in effect on the date of such Qualifying Termination shall end on the date of such termination, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to such Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals, and (iii) cause all previously deferred Awards of such Participant to be settled in full as soon as possible.
(c) In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.
(d) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.
15. Nonexclusivity of the Plan
Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.
16. Amendments and Termination
(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement); and provided further that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary unless the Committee determines that such is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation.
(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary unless the Committee determines that such is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the exercise price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower exercise price or Strike Price as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the “variable” method for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any applicable stock exchange.
17. Section 409A.
(a) It is intended that this Plan and Awards granted hereunder comply with, or be exempt from, Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Subsidiary or Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to

“termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
(b) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
* * *
As amended and restated by the Board of
Directors of Movado Group, Inc. effective April 4, 2023

MOVADO GROUP INC.

MOVADO GROUP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 21, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 19, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MOV2023**
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 21, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 19, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

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V17203-P93522-Z84978 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOVADO GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peter A. Bridgman
02) Alex Grinberg
03) Efraim Grinberg
04) Alan H. Howard
05) Richard Isserman
06) Ann Kirschner
07) Maya Peterson
08) Stephen Sadove

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To select, on an advisory basis, the frequency of the advisory shareholder vote on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V17204-P93522-Z84978

MOVADO GROUP, INC.
THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS - JUNE 22, 2023

The shareholder(s) hereby appoint(s) Mitchell C. Sussis and Sallie A. DeMarsilis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Class A Common Stock of MOVADO GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Time on June 22, 2023, virtually at www.virtualshareholdermeeting.com/MOV2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS; FOR PROPOSALS 2 AND 3; FOR 1 YEAR ON PROPOSAL 4; AND FOR PROPOSAL 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side